EXHIBIT 2.5



                 ACQUISITION AGREEMENT FOR A PLAN OF ARRANGEMENT

                                  BY AND AMONG

                          BIOMARIN PHARMACEUTICAL INC.,

                   BIOMARIN ACQUISITION (NOVA SCOTIA) COMPANY,

                                       AND

                              GLYKO BIOMEDICAL LTD.



                          Dated as of February 6, 2002




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                                TABLE OF CONTENTS


ARTICLE 1....................................................................2
THE PLAN OF ARRANGEMENT......................................................2
  1.1   IMPLEMENTATION STEPS BY GLYKO........................................2
  1.2   IMPLEMENTATION STEPS BY BIOMARIN AND BIOMARIN NOVA SCOTIA............2
  1.3   INTERIM ORDER........................................................3
  1.4   EFFECT OF THE ARRANGEMENT............................................3
  1.5   EFFECT ON CAPITAL STOCK..............................................3
  1.6   DISSENTING SHARES....................................................4
  1.7   SURRENDER OF CERTIFICATES............................................5
  1.8   NO FURTHER OWNERSHIP RIGHTS IN GLYKO COMMON SHARES...................6
  1.9   LOST, STOLEN OR DESTROYED CERTIFICATES...............................6
  1.10  TAX CONSEQUENCES.....................................................6
  1.11  CLOSING..............................................................6
ARTICLE 2....................................................................7
REPRESENTATIONS AND WARRANTIES OF GLYKO......................................7
  2.1   ORGANIZATION, STANDING AND POWER; SUBSIDIARIES.......................7
  2.2   ARTICLES OF INCORPORATION AND BYLAWS.................................8
  2.3   SHARE CAPITAL........................................................8
  2.4   AUTHORITY; BINDING NATURE OF AGREEMENT...............................9
  2.5   NO CONFLICT; REQUIRED FILINGS AND CONSENTS...........................9
  2.6   COMPLIANCE; PERMITS.................................................10
  2.7   CANADIAN SECURITIES FILINGS; FINANCIAL STATEMENTS...................11
  2.8   NO UNDISCLOSED LIABILITIES..........................................11
  2.9   ABSENCE OF CERTAIN CHANGES OR EVENTS................................12
  2.10  LEGAL PROCEEDINGS; ORDERS...........................................12
  2.11  EMPLOYEE BENEFIT PLANS..............................................13
  2.12  LABOR MATTERS.......................................................13
  2.13  RESTRICTIONS ON BUSINESS ACTIVITIES.................................13
  2.14  TITLE TO PROPERTY...................................................13
  2.15  TAXES...............................................................13
  2.16  ENVIRONMENTAL MATTERS...............................................14
  2.17  BROKERS.............................................................15
  2.18  INTELLECTUAL PROPERTY...............................................15
  2.19  CONTRACTS...........................................................15
  2.20  INSURANCE...........................................................15
  2.21  OPINION OF FINANCIAL ADVISOR........................................15
  2.22  BOARD APPROVAL......................................................16
  2.23  VOTE REQUIRED.......................................................16
  2.24  MINUTE BOOKS........................................................16
  2.25  INDEMNIFICATION OBLIGATIONS.........................................16
  2.26  CHANGE OF CONTROL PAYMENTS..........................................16
  2.27  INTERESTED PARTY TRANSACTIONS.......................................16
ARTICLE 3...................................................................17
REPRESENTATIONS AND WARRANTIES OF BIOMARIN AND..............................17
  3.1   ORGANIZATION, STANDING AND POWER....................................17
  3.2   ARTICLES OF INCORPORATION AND BYLAWS................................17
  3.3   SHARE CAPITAL.......................................................17
  3.4   SUBSIDIARIES........................................................18
  3.5   OWNERSHIP OF SECURITIES.............................................18



                                                                               2
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  3.6   NO CONFLICT; REQUIRED FILINGS AND CONSENTS..........................18
  3.7   AUTHORITY; BINDING NATURE OF AGREEMENT..............................19
  3.8   SEC FILINGS; FINANCIAL STATEMENTS...................................19
  3.9   NO UNDISCLOSED LIABILITIES..........................................20
  3.10  VALID ISSUANCE......................................................20
  3.11  LISTING.............................................................20
  3.12  LEGAL PROCEEDINGS; ORDERS...........................................20
  3.13  ABSENCE OF CERTAIN CHANGES AND EVENTS...............................21
  3.14  ENVIRONMENTAL MATTERS...............................................21
  3.15  COMPLIANCE; PERMITS.................................................21
  3.16  TAXES...............................................................22
  3.17  CONTRACTS...........................................................23
  3.18  VOTE REQUIRED.......................................................23
  3.19  BROKERS.............................................................23
  3.20  INTELLECTUAL PROPERTY...............................................23
  2.21  OPINION OF FINANCIAL ADVISOR........................................24
  3.22  BOARD APPROVAL......................................................24
ARTICLE 4...................................................................24
CONDUCT PRIOR TO THE EFFECTIVE TIME.........................................24
  4.1   ACCESS AND INVESTIGATION............................................24
  4.2   OPERATION OF GLYKO'S BUSINESS.......................................24
ARTICLE 5...................................................................26
GLYKO SHAREHOLDER APPROVAL AND BIOMARIN STOCKHOLDER APPROVAL................26
  5.1   JOINT PROXY CIRCULAR; BOARD RECOMMENDATIONS; OTHER FILINGS..........26
  5.2   MEETING OF GLYKO SHAREHOLDERS.......................................27
  5.3   MEETING OF BIOMARIN STOCKHOLDERS....................................29
ARTICLE 6...................................................................29
ADDITIONAL AGREEMENTS.......................................................29
  6.1   CONFIDENTIALITY; ACCESS TO INFORMATION..............................29
  6.2   NO SOLICITATION.....................................................29
  6.3   PUBLIC DISCLOSURE...................................................30
  6.4   REASONABLE EFFORTS..................................................30
  6.5   NOTIFICATION........................................................31
  6.6   THIRD PARTY CONSENTS................................................32
  6.7   NASDAQ AND SWX SWISS EXCHANGE LISTING...............................32
  6.8   GLYKO AFFILIATE AGREEMENT...........................................32
  6.9   LISTING OF GLYKO COMMON SHARES......................................32
  6.10  INDEMNIFICATION OF DIRECTORS AND OFFICERS...........................32
  6.11  STOCK OPTIONS.......................................................33
ARTICLE 7...................................................................34
CONDITIONS TO THE ARRANGEMENT...............................................34
  7.1   CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE ARRANGEMENT...34
  7.2   ADDITIONAL CONDITIONS TO OBLIGATIONS OF GLYKO.......................36
  7.3   ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF BIOMARIN................36
ARTICLE 8...................................................................37
TERMINATION, AMENDMENT AND WAIVER...........................................37
  8.1   TERMINATION.........................................................37
  8.2   NOTICE OF TERMINATION; EFFECT OF TERMINATION........................39
  8.3   FEES AND EXPENSES...................................................39
  8.4   AMENDMENT...........................................................40
  8.5   EXTENSION; WAIVER...................................................40



                                                                               3
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ARTICLE 9...................................................................40
GENERAL PROVISIONS..........................................................40
  9.1   NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES.......................41
  9.2   NOTICES.............................................................41
  9.3   INTERPRETATION......................................................42
  9.4   COUNTERPARTS........................................................42
  9.5   ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES.........................42
  9.6   SEVERABILITY........................................................43
  9.7   GOVERNING LAW.......................................................43
  9.8   RULES OF CONSTRUCTION...............................................43
  9.9   ASSIGNMENT..........................................................43
  9.10  WAIVER OF JURY TRIAL................................................44
  9.11  CURRENCY............................................................44
  9.12  GLYKO DISCLOSURE LETTER.............................................44
  9.13  BIOMARIN DISCLOSURE LETTER..........................................44
  9.14  ATTORNEYS' FEES.....................................................44
ARTICLE 10..................................................................44
ADDITIONAL DEFINITIONS......................................................44
  10.1  ADDITIONAL DEFINITIONS..............................................44


                                INDEX OF EXHIBITS

            Exhibit A  Form of Arrangement Resolution
            Exhibit B  Plan of Arrangement
            Exhibit C  Appropriate Regulatory Approvals
            Exhibit D  Form of Legal Opinion of BioMarin U.S. Counsel
            Exhibit E Form of Legal Opinion of BioMarin Canadian Counsel Exhibit F Form of Legal Opinion of Glyko U.S. Counsel
            Exhibit G  Form of Legal Opinion of Glyko Canadian Counsel

                 ACQUISITION AGREEMENT FOR A PLAN OF ARRANGEMENT


      This ACQUISITION AGREEMENT FOR A PLAN OF ARRANGEMENT (this "Agreement") is made and entered into as of February 6, 2002, among BIOMARIN PHARMACEUTICAL INC. ("BioMarin"), a corporation existing under the laws of Delaware, BIOMARIN ACQUISITION (NOVA SCOTIA) COMPANY, an unlimited liability company existing under the Companies Act (Nova Scotia) and a wholly owned Subsidiary of BioMarin ("BioMarin Nova Scotia") and GLYKO BIOMEDICAL LTD., a corporation existing under the laws of Canada ("Glyko").


                                    RECITALS

      A. Upon the terms and subject to the conditions of this Agreement and in accordance with the Canada Business Corporations Act (the "CBCA") and the Company Act (British Columbia) (the "BC Act"), BioMarin, BioMarin Nova Scotia and Glyko intend to enter into a business combination transaction by way of the Arrangement whereby:

            (i) Glyko shall be continued (the "Continuance") under the laws of British Columbia; and

            (ii) each outstanding Glyko Common Share that is not held by a holder who has exercised its Dissenters' Rights and is ultimately entitled to be paid the fair value of its Glyko Common Shares shall be exchanged for 0.3309 shares of BioMarin Common Stock.

      B. The Board of Directors of Glyko has (i) received an opinion from TD Securities Inc. (the "Financial Advisor") dated the date hereof that the consideration to be received by Glyko shareholders under the Arrangement is fair to the shareholders of Glyko from a financial point of view; (ii) determined that the Arrangement is fair to Glyko shareholders and in the best interests of Glyko; (iii) unanimously approved this Agreement, the Arrangement and the other transactions contemplated by this Agreement; and (iv) determined to recommend that the shareholders of Glyko approve the Arrangement.

      C. The Board of Directors of each of BioMarin and BioMarin Nova Scotia have unanimously approved this Agreement, the Arrangement and the other transactions contemplated by this Agreement and the Board of Directors of BioMarin has determined to recommend that holders of BioMarin Common Stock vote in favour of the Arrangement including, without limitation, the issuance of BioMarin Common Stock in connection with the Arrangement.

      D. Concurrently with the execution of this Agreement, and as a condition and inducement to BioMarin's willingness to enter into this Agreement, certain shareholders of Glyko are entering into shareholder support agreements (the "Glyko Shareholder Support Agreements").

      E. As a condition and inducement to BioMarin's willingness to enter into this Agreement, certain affiliates of Glyko will enter into Glyko affiliate agreements (the "Glyko Affiliate Agreements").

      F. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the United States Internal Revenue Code of 1986, as amended (the "United States Code").

      G. Capitalized terms used herein, if not otherwise defined, shall have the meanings given to them in Article 10 below.

      NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                    ARTICLE 1

                             THE PLAN OF ARRANGEMENT

      1.1 Implementation Steps by Glyko Glyko covenants in favor of BioMarin and BioMarin Nova Scotia that Glyko shall:

            (a) as soon as reasonably practicable, apply in a manner acceptable to BioMarin under Section 192 of the CBCA for the Interim Order, and thereafter proceed with and diligently pursue the obtaining of the Interim Order;

            (b) convene and hold the Glyko Shareholders Meeting for the purpose of considering the Continuance Resolution and the Arrangement Resolution (and for any other proper purpose as may be set out in the notice for such meeting);

            (c) subject to obtaining such shareholder approval as is required by the CBCA and the Interim Order, diligently pursue the application to the Court for the Final Order;

            (d) subject to obtaining the Final Order and the satisfaction or waiver of the other conditions herein contained in favor of Glyko, file with the Director Articles of Arrangement and such other documents as may be required in connection therewith under the CBCA to give effect to the Arrangement; and

            (e) subject to obtaining such shareholder approval as is required by the CBCA, file with the Registrar Articles of Continuance and such other documents as may be required under the BC Act and the CBCA to give effect to the Continuance.

      1.2 Implementation Steps by BioMarin and BioMarin Nova Scotia. BioMarin and BioMarin Nova Scotia, as appropriate, jointly and severally covenant in favor of Glyko that BioMarin shall convene and hold the BioMarin Stockholders Meeting for the purpose of considering the approval of the Arrangement including, without limitation, the issuance of BioMarin Common Stock in connection with the Arrangement.

      1.3 Interim Order. The notice of motion for the application referred to in Section 1.1(a) shall request that the Interim Order provide:

            (a) for the class or classes of Persons to whom notice is to be provided in respect of the Arrangement and the Glyko Shareholders Meeting and for the manner in which such notice is to be provided;

            (b) that the  requisite  shareholder  approval  for the  Arrangement
Resolution shall be 662/3 percent of the votes cast on the Arrangement Resolution by holders of Glyko Common Shares present in Person or by proxy at the Glyko Shareholders Meeting;

            (c) that, in all other respects, the terms, restrictions and conditions of the bylaws and articles of Glyko, including quorum requirements and all other matters, shall apply in respect of the Glyko Shareholders Meeting; and

            (d) for the grant of the Dissenters' Rights.

      1.4 Effect of the Arrangement. At the Effective Time, the effect of the Arrangement shall be as provided in this Agreement and the Plan of Arrangement and the applicable provisions of the CBCA.

      1.5 Effect on Capital Stock. Subject to the terms and conditions of this Agreement and the Plan of Arrangement, by virtue of the Arrangement, the following events or transactions shall occur:

            (a) Exchange of Glyko Common Shares. Each Glyko Common Share issued and outstanding immediately prior to the Implementation Time, other than any Dissenting Shares (as defined in and to the extent provided in Section 1.6(a)), will be automatically exchanged (subject to Section 1.5(d)) such that the Glyko Common Shares will be transferred to BioMarin Nova Scotia in exchange for the delivery by BioMarin Nova Scotia of that portion of a share of BioMarin Common Stock equal to the Exchange Ratio. In no event will BioMarin Nova Scotia be required to transfer to holders of Glyko Common Shares more than 11,367,617 shares of BioMarin Common Stock in connection with the rights of exchange provided for pursuant to this Agreement. If any Glyko Common Shares outstanding immediately prior to the Implementation Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted shares purchase agreement or other agreement with Glyko, then the BioMarin Common Stock delivered to holders of Glyko Common Shares in exchange for such Glyko Common Shares will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such BioMarin Common Stock may accordingly be marked with appropriate legends. Glyko shall take all action that may be necessary to ensure that, from and after the Implementation Time, BioMarin Nova Scotia is entitled to exercise any such repurchase option or other right set forth in any such restricted shares purchase agreement or other agreement.

            (b) Stock Options. Each Option to purchase Glyko Common Shares then outstanding under the Stock Option Plan shall be replaced by an Option to purchase BioMarin Common Stock in accordance with Section 6.11 hereof.

            (c) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into BioMarin Common Stock or Glyko Common Shares), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to BioMarin Common Stock or Glyko Common Shares occurring on or after the date hereof and prior to the Effective Time.

            (d) Fractional Shares. No fraction of a share of BioMarin Common Stock will be issued by virtue of the Arrangement, but in lieu thereof each holder of Glyko Common Shares who would otherwise be entitled to a fraction of a share of BioMarin Common Stock (after aggregating all fractional shares of BioMarin Common Stock that otherwise would be received by such holder) shall, upon surrender of such holder's Certificates(s) receive from BioMarin Nova Scotia an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (i) such fraction, and (ii) the average closing price of one share of BioMarin Common Stock for the twenty (20) most recent days that BioMarin Common Stock has traded ending on the second trading day immediately prior to the Effective Date, as reported on the Nasdaq National Market ("Nasdaq").

      1.6   Dissenting Shares.


            (a) Notwithstanding any provision of this Agreement to the contrary, the shares of any holder of Glyko Common Shares who has demanded and perfected appraisal and dissent rights ("Dissenters' Rights") in respect of such Glyko Common Shares in accordance with the Interim Order and the CBCA and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal and dissent rights ("Dissenting Shares"), shall not be converted into or represent a right to receive BioMarin Common Stock pursuant to Section 1.5, but the holder thereof shall only be entitled to such rights as are granted by the Interim Order or the CBCA, as the case may be.

            (b) Notwithstanding the provisions of subsection (a), if any holder of Glyko Common Shares who demands appraisal of such shares under the CBCA shall effectively withdraw (or otherwise by law not be entitled to) the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be exchanged for and represent only the right to receive BioMarin Common Stock, without interest thereon, upon surrender of the certificate representing such shares.

            (c) Glyko shall give BioMarin (i) prompt notice of any written demands for appraisal of any Glyko Common Shares, withdrawals of such demands, and any other instruments served pursuant to the Interim Order and the CBCA and received by Glyko which relate to any such demand for appraisal and (ii) the opportunity to participate in all substantial negotiations and proceedings which take place prior to the Effective Time with respect to demands for appraisal and dissent under the CBCA. Glyko shall not, except with the prior written consent of BioMarin (not to be unreasonably withheld or delayed), voluntarily make any payment with respect to any demands for appraisal of Glyko Common Shares or offer to settle or settle any such demands.



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




            (d) Any payments made to holders of Glyko Common Shares  pursuant to
Section 1.6(a) shall be made solely from the assets of Glyko.

      1.7   Surrender of Certificates.


            (a) Depositary. BioMarin shall select a bank or trust company reasonably acceptable to Glyko to act as the depositary (the "Depositary").

            (b) BioMarin to Provide BioMarin Common Stock. Promptly after the Effective Time, BioMarin shall cause BioMarin Nova Scotia to make available to the Depositary, for exchange in accordance with this Article I, the BioMarin Common Stock issuable pursuant to Section 1.5 in exchange for outstanding Glyko Common Shares, and cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 1.5(d).

            (c) Exchange Procedures. Promptly after the Effective Time, each holder of record (as of the Effective Time) of a certificate or certificates (the "Certificates"), which immediately prior to the Effective Time represented outstanding Glyko Common Shares, shall be required to send to the Depositary (i) a duly completed and validly executed letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Depositary and shall contain such other provisions as BioMarin may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing BioMarin Common Stock, and cash in lieu of any fractional shares pursuant to Section 1.5(d). Upon surrender of Certificates for cancellation to the Depositary or to such other agent or agents as may be appointed by BioMarin, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificates representing the number of whole shares of BioMarin Common Stock into which their Glyko Common Shares were exchanged at the Effective Time, together with payment in lieu of fractional shares which such holders have the right to receive pursuant to Section 1.5(d), and the Certificates so surrendered shall forthwith be cancelled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, subject to Section 1.5(d), to evidence only the right to receive upon such surrender a certificate evidencing the number of whole shares of BioMarin Common Stock into which such Glyko Common Shares are entitled to be exchanged and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.5(d).

            (d) Required Withholding. Each of the Depositary, BioMarin Nova Scotia and Glyko shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Glyko Common Shares such amounts as may be required by law (as advised by outside tax counsel for BioMarin) to be deducted or withheld therefrom under the United States Code, the Income Tax Act (Canada) or under any provision of United States or Canadian federal, state, provincial, regional, local or foreign tax law or under any other applicable legal requirement. To the extent such amounts are so deducted or withheld and remitted to the appropriate taxing authority in accordance with applicable law, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid, provided that such person shall be provided with a receipt evidencing remittance of such withheld amount to the appropriate taxing authority.

            (e) No Liability.  Notwithstanding  anything to the contrary in this
Section 1.7, none of the Depositary, BioMarin, BioMarin Nova Scotia, Glyko or any party hereto shall be liable to a holder of shares of BioMarin Common Stock or Glyko Common Shares for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

      1.8 No Further Ownership Rights in Glyko Common Shares. All shares of BioMarin Common Stock issued in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Section 1.5(d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Glyko Common Shares, and, following the Effective Time, there shall be no further registration of transfers on the records of Glyko of Glyko Common Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Glyko for any reason, they shall be cancelled and exchanged as provided in this Article 1.

      1.9 Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Depositary shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, certificates representing the BioMarin Common Stock into which the Glyko Common Shares represented by such Certificates were exchanged pursuant to Section 1.5, and cash for fractional shares, if any, as may be required pursuant to Section 1.5(d); provided, however, that Glyko and BioMarin may, in their discretion and as a condition precedent to the issuance of such certificates representing BioMarin Common Stock and cash, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as either of them may reasonably direct as indemnity against any claim that may be made against BioMarin or Glyko or the Depositary with respect to the Certificates alleged to have been lost, stolen or destroyed.

      1.10 Tax Consequences. It is intended by the parties hereto that the Arrangement shall constitute a reorganization within the meaning of Section 368 of the United States Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.3682(g) and 1.3683(a) of the United States Treasury Regulations.

      1.11 Closing. The closing of the Arrangement (the "Closing") (other than obtaining the Final Order and the filing with the Director of the Articles of Arrangement) shall take place at the offices of Cassels Brock & Blackwell LLP, at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article 7, or at such other time, date and location as the parties hereto agree in writing (the "Closing Date").

                                    ARTICLE 2

                     REPRESENTATIONS AND WARRANTIES OF GLYKO

      As of the date hereof, Glyko represents and warrants to BioMarin and BioMarin Nova Scotia as follows, subject to such exceptions as are specifically disclosed in the disclosure letter prepared by Glyko and delivered to BioMarin, which disclosure letter shall provide an exception to or otherwise qualify the representations or warranties of Glyko specifically referred to in such disclosure letter (the "Glyko Disclosure Letter"), and acknowledges that BioMarin and BioMarin Nova Scotia are relying upon such representations and warranties in connection with the matters contemplated by this Agreement:

      2.1   Organization, Standing and Power; Subsidiaries.


            (a) Glyko does not have any Subsidiaries and Glyko does not own capital stock of, or any equity interest of any nature in, any other Entity other than BioMarin. Glyko is a corporation validly existing under the laws of the jurisdiction of its incorporation and has all necessary corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound.

            (b) Glyko has not agreed to, is not obligated to make and is not bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. Glyko is not a general partner of, and is not otherwise liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity. Glyko does not directly or indirectly own any equity or similar interest in or any interest convertible, exchangeable or exercisable for, any equity or similar interest in, any Entity.

            (c) Glyko is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, have a Material Adverse Effect on Glyko.

            (d) Glyko's sole undertaking is the holding of shares of BioMarin Common Stock. Glyko is qualified to do business as a foreign corporation and is in good standing in the State California.

            (e) Glyko: (i) is not subject to tax or filing requirements under the United States Code or any state tax legislation of the United States of America except in the State of California; (ii) is not required to make any filings under the United States Code or any state tax legislation, except in the State of California; (iii) does not have any employees in the United States of America; and (iv) does not otherwise carry on business in a manner which would make it subject to any requirements of United States laws except in the State of California insofar as any labor matters, ERISA matters or matters relating to the United States Code or state tax legislation are concerned.

      2.2 Articles of Incorporation and Bylaws. Glyko has previously furnished to BioMarin a complete and correct copy of its Articles of Incorporation and Bylaws as amended to date (together, the "Glyko Charter Documents"). Such Glyko Charter Documents are in full force and effect. Glyko is not in violation of any of the provisions of the Glyko Charter Documents.

      2.3   Share Capital.


            (a) The authorized capital of Glyko consists of an unlimited number of Glyko Common Shares. At the close of business on February 5, 2002 (i) 34,352,823 Glyko Common Shares were issued and outstanding, all of which are validly issued, fully paid and nonassessable and (ii) 81,397 Glyko Common Shares were reserved for issuance upon the exercise of outstanding options to purchase Glyko Common Shares under the Stock Option Plan. Except as disclosed in the Glyko Disclosure Letter, there is no Glyko Contract relating to any Glyko Stock Option or to the voting of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any Option or similar right with respect to), or granting any Options or other rights to acquire, any Glyko Common Shares. Glyko has made available to BioMarin an accurate and complete copy of the Stock Option Plan. All outstanding Glyko Stock Options have been issued and granted in compliance with all applicable securities laws and other applicable Legal Requirements.

            (b) Except as disclosed in the Glyko Disclosure Letter or as described in the immediately preceding paragraph, there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments (preemptive, contingent or otherwise) obligating Glyko to issue or sell Glyko Common Shares or other securities or securities or obligations of any kind convertible into or exchangeable for directly or indirectly any Glyko Common Shares or other securities, nor is there outstanding any stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or any other attribute of Glyko. There are no outstanding bonds, debentures or other evidences of indebtedness of Glyko having the right to vote (or that are convertible for or exercisable into securities having the right to vote) with the holders of the Glyko Common Shares on any matter. There are no outstanding contractual obligations of Glyko to repurchase, redeem or otherwise acquire any of its outstanding securities. No holder of securities issued by Glyko has any right to compel Glyko to register or otherwise qualify such securities for public sale in Canada or the United States.

            (c) Glyko owns free and clear of all Encumbrances (except for any restrictions on resale under applicable securities laws) 11,367,617 shares of BioMarin Common Stock with good and marketable title thereto. There are no subscriptions, options, calls, warrants, similar ownership interests, rights, commitments or agreements of any character (whether or not currently exercisable) to which Glyko is a party or by which it is bound obligating Glyko to deliver or sell, or cause to be delivered or sold, any shares of BioMarin Common Stock or obligating Glyko to grant, extend, or enter into any such subscription, options, warrant, call, right, commitment or agreement and to Glyko's Knowledge there is no condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of BioMarin Common Stock held by Glyko. There is no voting trust, proxy, or other agreement or understanding to which Glyko is a party or by which it is bound with respect to any share of BioMarin Common Stock.

            (d) Glyko has received a report dated January 21, 2002 from Independent Investor Communications Corporation (a copy of which has been provided to BioMarin ) disclosing that Persons who are resident in the Province of Ontario do not beneficially own more than two (2) percent of the outstanding Glyko Common Shares. To Glyko's Knowledge, there are no Persons who are resident in the Province of Ontario who beneficially own Glyko Common Shares which are held by registered holders or nominees who are not resident in the Province of Ontario.

      2.4 Authority; Binding Nature of Agreement. Glyko has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, subject to obtaining the Required Glyko Shareholder Vote and the approval of the Court to the Arrangement, to consummate the transactions contemplated hereby. The execution and delivery of this
Agreement  by  Glyko  and  the   consummation  by  Glyko  of  the   transactions
contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Glyko and no other corporate proceedings on the part of Glyko are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than all proceedings related to the approval and adoption of this Agreement and the Continuance and the Arrangement by the Required Glyko Shareholder Vote and Court approval of the Arrangement). This Agreement has been duly and validly executed and delivered by Glyko and, assuming the due authorization, execution and delivery by BioMarin and BioMarin Nova Scotia, constitutes a legal and binding obligation of Glyko, enforceable against Glyko in accordance with its terms subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

      2.5   No Conflict; Required Filings and Consents.


            (a) Neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement to which Glyko will be a party, nor (2) the consummation of the Arrangement or any of the other transactions contemplated by this Agreement, will (with or without notice or lapse of time):

                   (i) contravene, conflict with or result in a violation of (A) any of the provisions of the Glyko Charter Documents, or (B) any resolution adopted by the shareholders, the Board of Directors or any committee of the Board of Directors of Glyko;

                   (ii) contravene, conflict with or result in a violation of any applicable Legal Requirement or any order, writ, injunction, judgment or decree to which Glyko, or any of the assets owned or used by Glyko is subject;

                   (iii)other than as contemplated under this Agreement or the Arrangement (including, without limitation, the exercise of Dissenters' Rights), contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Glyko Contract, or give any Person the right to (A) declare a default or exercise any remedy under any such Glyko Contract,
(B) accelerate the maturity or performance of any such Glyko Contract, or (C) cancel, terminate or modify any term of such Glyko Contract;

                   (iv) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by Glyko;

                   (v) give rise to any right of termination or acceleration of indebtedness, or cause any third party indebtedness to become due before its stated maturity or cause any available credit to cease to be available; or

                   (vi) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of Glyko other than as a shareholder of Glyko or holder of Glyko Stock Options under the terms of the Arrangement.

            (b) The execution and delivery of this Agreement by Glyko does not, and the performance of this Agreement by Glyko shall not, require any Consent or any filing with or notification to, any court or Governmental Body except: (i) approval by the Court of the Plan of Arrangement; (ii) the Appropriate Regulatory Approvals; and (iii) such other filings, registrations, permits, authorizations, consents or approvals that if not obtained, made or given, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Glyko, or prevent consummation of the transactions or otherwise prevent Glyko from performing its obligations under this Agreement.

             (c) Glyko (i) does not hold $15 million or more of assets, excluding the shares of BioMarin Common Stock held by Glyko and other investment assets, located in the United States and (ii) did not make sales in or into the United States of $25 million or more in its last completed fiscal year.

      2.6   Compliance; Permits.


            (a) Except as could not reasonably be expected to have a Material Adverse Effect on Glyko, Glyko is not in conflict with, or in default or violation of, (i) any Legal Requirement or Government or Governmental Authorization applicable to Glyko or by which its properties are bound or affected, or (ii) any Contract, Governmental Authorization or other instrument or obligation to which Glyko is a party or by which Glyko or its properties are bound or affected. To Glyko's Knowledge, no investigation or review by any Governmental Body is pending or, threatened against Glyko, nor has any Governmental Body indicated to Glyko an intention to conduct the same. Since June 30, 2000, Glyko has not received any notice or other communication from any Governmental Body or other Person regarding any actual or possible violation of, or failure to comply with, any Legal Requirement except as could not reasonably be expected to have a Material Adverse Effect on Glyko.

            (b) Glyko holds all Governmental Authorizations necessary to enable Glyko to conduct its businesses in the manner in which such business is currently being conducted, except where the failure to hold such Governmental Authorizations has not had and would not reasonably be expected to have a Material Adverse Effect on Glyko. All such Governmental Authorizations are valid and in full force and effect. Glyko is, and since June 30, 2000 has been, in substantial compliance with the terms and requirements of such Governmental Authorizations, except where the failure to be in compliance with the terms and requirements of such Governmental Authorizations has not had and could not reasonably be expected to have a Material Adverse Effect on Glyko. Since June 30, 2000, Glyko has not received any notice or other communication from any Governmental Body regarding (i) any actual or possible violation of or failure to comply with any term or requirement of any material Governmental Authorization, or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization.

      2.7   Canadian Securities Filings; Financial Statements.


            (a) Glyko has made available to BioMarin (including through the SEDAR System of the Canadian securities administrators) an accurate and complete copy of each Glyko Regulatory Report filed by Glyko since December 31, 1998, which include all the Glyko Regulatory Reports required to be filed by Glyko since June 30, 2000 and, prior to the Effective Time, Glyko will have made available to BioMarin (including through the SEDAR System of the Canadian securities administrators) with accurate and complete copies of any additional Glyko Regulatory Reports filed hereafter by Glyko prior to the Effective Time. Since September 30, 2001, Glyko has not filed any confidential material change report under any Canadian Securities Legislation or with any stock exchange or other selfregulatory authority which at the date hereof remains confidential. The Glyko Regulatory Reports filed since June 30, 2000 (including the financial statements contained therein) (i) were prepared in accordance with the then existing requirements of Canadian Securities Legislation, the TSE and the CBCA, as the case may be; and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (b) Each set of financial statements (including, in each case, any related notes thereto) contained in Glyko Regulatory Reports and Glyko's audited financial statements as at and for the year ended December 31, 2000 and Glyko's unaudited financial statements as at and for the period ended September 30, 2001 (the "Glyko Interim Financial Statements") comply as to form in all material respects with the published rules and regulations of the OSC applicable thereto and were prepared in accordance with Canadian GAAP applied on a consistent basis throughout the periods involved (subject, in the case of unaudited interim financial statements, to the absence of note disclosure and yearend adjustments) and each fairly presents the financial position of Glyko at the dates thereof and the results of its operations and cash flows for the periods indicated.

            (c) Glyko is a "reporting issuer" or its equivalent for the purposes of Canadian Securities Legislation in Ontario, British Columbia, Alberta, Manitoba, Saskatchewan, Nova Scotia and New Brunswick and is not in violation of any requirement under Canadian Securities Legislation.

      2.8 No Undisclosed Liabilities. Glyko does not have any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the financial statements prepared in accordance with Canadian GAAP except: (a) liabilities provided for in the Glyko Interim Financial Statements; (b) normal and recurring current liabilities incurred since the date of the Glyko Interim Financial Statements in the ordinary course of business and consistent with past practices; (c) liabilities incurred in connection with the Arrangement; or (d) as could not reasonably be expected to have a Material Adverse Effect on Glyko.

      2.9   Absence of Certain Changes or Events.  Since December 31, 2000:


            (a) there has not been any Material Adverse Effect relating to Glyko;

            (b) Glyko has not (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

            (c) Glyko has not sold, issued or granted, or authorized the issuance of: (i) any capital stock or other security (except for Glyko Common Shares issued upon the valid exercise of outstanding Glyko Stock Options in accordance with the terms of the Stock Option Plan); (ii) any Option, warrant or right to acquire any capital stock or any other security except for Glyko Stock Options; or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

            (d) there has been no amendment to the Glyko Charter Documents,  and
Glyko has not effected or been a party to any merger, consolidation, amalgamation, share exchange, business combination, recapitalization, reclassification of shares, stock split, division or subdivision of shares, reverse stock split, consolidation of shares or similar transaction;

            (e) Glyko has not received any Acquisition Proposal other than the Acquisition Proposal set forth herein; and

            (f) Glyko has conducted its business only in the ordinary  course of
business   consistent  with  past  practice   (except  in  connection  with  the
transactions contemplated by this Agreement).

      2.10  Legal Proceedings; Orders.


            (a) There is no pending Legal Proceeding, and to Glyko's Knowledge no Person has threatened to commence any Legal Proceeding (i) that involves Glyko or any of the assets owned or used by Glyko, except as disclosed in the Glyko Disclosure Letter or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Arrangement or any of the other transactions contemplated by this Agreement. To Glyko's Knowledge, no event has occurred, and no claim, dispute or other condition or circumstance exists, that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

            (b) There is no material order, writ, injunction, judgment or decree to which Glyko, or any of the assets owned or used by Glyko, is subject. To Glyko's Knowledge, no officer or director of Glyko is subject to any order, writ, injunction, judgment or decree that prohibits such officer or director from engaging in or continuing any conduct, activity or practice relating to the business of Glyko.

      2.11 Employee Benefit Plans. Other than the Stock Option Plan, Glyko has no employee benefit, health, welfare, supplemental employment benefit, bonus, pension, profit sharing, deferred compensation, stock compensation, stock purchase, retirement, hospitalization insurance, medical, dental, legal, disability and similar plans or arrangements or practices applicable to any of Glyko's current or former employees, officers, directors or consultants.

      2.12 Labor Matters. There are no material controversies, complaints, claims, labor disputes or grievances pending or, to Glyko's Knowledge, threatened, between Glyko and any of its current or former employees, officers, directors or consultants. Glyko is not a party to any collective bargaining agreement or other labor union contract or employee association applicable to Persons employed by Glyko. Glyko is in material compliance with all applicable Legal Requirements relating to employment, employment practices, terms and conditions of employment and wages.

      2.13 Restrictions on Business Activities. There is no agreement, commitment, judgment, injunction, order or decree binding upon Glyko or to which Glyko is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Glyko, any acquisition of property by Glyko or the conduct of business by Glyko as currently conducted.

      2.14 Title to Property. Glyko owns, and has good and marketable title to, all assets reflected on the Glyko Interim Financial Statements. All of said assets are owned by Glyko free and clear of any Encumbrances, except for (a) any lien for current taxes not yet due and payable and (b) in respect of assets other than shares of BioMarin Common Stock, minor liens that have arisen in the ordinary course of business. Glyko is not a party to or otherwise bound by any lease pursuant to which Glyko leases from others material real or personal property.

      2.15  Taxes

            (a) Glyko has timely filed all Returns relating to Taxes required to be filed by Glyko with any Governmental Body, and such Returns have been completed in accordance with Legal Requirements.

            (b) As of the Effective Time, except as disclosed in the Glyko Disclosure Letter, Glyko (i) will have paid within the time required by law, or accrued all Taxes it is required by law to pay or accrue and (ii) will have withheld from each payment made to its past or present employees, officers, directors and independent contractors, creditors, shareholders or other third parties all Taxes and other material deductions required by law to be withheld and have, within the time required by law, paid such withheld amounts to the proper Governmental Bodies.

            (c) Except as disclosed in the Glyko Disclosure Letter, Glyko has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, nor to Glyko's Knowledge, proposed or assessed against Glyko, nor has Glyko executed any waiver of any statute of limitations on or extensions of the period for the assessment or collection of any Tax. There are no matters relating to Taxes under discussion between any Governmental Body and Glyko.

            (d) To Glyko's Knowledge, no audit or other examination of any Return of Glyko is currently in progress, nor has Glyko been notified of any request for such an audit or other examination, nor is any taxing authority asserting, or threatening to assert against Glyko any claim for Taxes.

            (e) There are no Encumbrances of any sort on the assets of Glyko relating to or attributable to Taxes except for liens for Taxes not yet due and payable.

            (f) Glyko is not a party to a tax sharing or allocation agreement and is not liable for the Taxes of any other Person, whether as a transferee or successor or by contract or otherwise, nor does Glyko owe any amount under any such agreement.

            (g) Except as disclosed in the Glyko Disclosure Letter, to Glyko's Knowledge, no adjustment relating to any Returns filed by Glyko has been proposed in writing, formally or informally, by any Government Body to Glyko or any Representative.

            (h) Glyko does not have any liability for any unpaid Taxes which has not been accrued for or reserved on the Glyko balance sheet dated September 30, 2001 in accordance with Canadian GAAP, whether asserted or unasserted, contingent or otherwise, other than any liability for unpaid Taxes that may have accrued since September 30, 2001 and that are not yet payable.

            (i) Since June 30, 2000, to Glyko's Knowledge, Glyko has not deducted any amounts in computing its income in a taxation year which may be included in a subsequent taxation year under Section 78 of the Income Tax Act (Canada).

            (j) Since June 30, 2000, to Glyko's Knowledge, Glyko has not made any material Tax election.

      2.16 Environmental Matters. All operations of Glyko are being conducted and, to Glyko's Knowledge have been conducted, in material compliance with all Environmental Laws. Glyko is not subject to:

            (a) any  governmental  or  regulatory  remedial  or control  action, proceeding, application, order or directive which relates to environmental, health or safety matters or any investigation or evaluation concerning environmental, health or safety matters; or

            (b) (i) any demand or notice with respect to the breach of, or liability under, any Environmental Laws and (ii) to Glyko's Knowledge, there are no facts or circumstances that could reasonably be expected to result in any such action, proceeding, application, order, directive, demand, or notice to which it would be subject which in any case could reasonably be expected to have a Material Adverse Effect on Glyko.

      2.17 Brokers. Except for TD Securities Inc., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Arrangement or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Glyko. Glyko has furnished to BioMarin accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid or may become payable and all indemnification and other agreements related to the engagement of TD Securities Inc.

      2.18 Intellectual Property Glyko does not own and is not licensed to use any Intellectual Property. There is no Intellectual Property that is required to be used by Glyko in carrying on its business as presently conducted.

      2.19  Contracts.


            (a) Other than this Agreement, in connection with the Arrangement, or as disclosed in the Glyko Disclosure Letter, there is no Glyko Contract that constitutes a Material Contract.

            (b) (i) Glyko has not violated or breached, or committed any default under, any Glyko Contract, except for violations, breaches and defaults that have not had and would not reasonably be expected to have a Material Adverse Effect on Glyko; and, to Glyko's Knowledge, no other Person has violated or breached, or committed any default under, any Glyko Contract, except for violations, breaches or defaults that have not had and would not reasonably be expected to have a Material Adverse Effect on Glyko; and (ii) other than in respect of the exercise of Dissenters' Rights, to Glyko's Knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Glyko Contract, (B) give any Person the right to declare a default or exercise any remedy under any Glyko Contract, (C) give any Person the right to accelerate the maturity or performance of any Glyko Contract, or (D) give any Person the right to cancel, terminate or modify any Glyko Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have a Material Adverse Effect on Glyko.

      2.20 Insurance. Other than directors' and officers' insurance issued by American Home Assurance Company, Glyko has no material insurance policies or material self insurance programs and arrangements relating to the business, assets and operations of Glyko. Such insurance policy is in full force and effect. Since December 31, 2000, Glyko has not received any written notice regarding any actual: (a) cancellation or invalidation of any insurance policy;
(b) refusal of any coverage or rejection of any material claim under any insurance policy; or (c) except as disclosed in the Glyko Disclosure Letter, material adjustment in the amount of the premiums payable with respect to any insurance policy.

      2.21 Opinion of Financial Advisor. The Board of Directors of Glyko has received the opinion of TD Securities Inc., financial advisor to Glyko, dated the date of this Agreement, to the effect that, as of such date, the consideration to be received by shareholders of Glyko under the Arrangement is fair to the shareholders of Glyko from a financial point of view (the "Glyko Opinion"). Glyko will furnish an accurate and complete copy of said opinion to BioMarin for informational purposes only after receipt thereof by Glyko.

      2.22 Board Approval. The Board of Directors of Glyko (at a meeting duly called and held) has (a) determined (pursuant to a unanimous vote of all members of the Board of Directors of

Glyko entitled to vote thereon) that the Arrangement and the other transactions contemplated by this Agreement are fair to shareholders of Glyko and in the best interests of Glyko and (b) determined as of the date hereof to recommend that the holders of Glyko Common Shares vote in favor of the Arrangement.

      2.23 Vote Required. Subject to the terms of the Interim Order, the Required Glyko Shareholder Vote is the only vote of the holders of any class or series of shares of Glyko necessary to approve the Arrangement and the transactions contemplated thereby.

      2.24 Minute Books. The minute books of Glyko made available to counsel for BioMarin are the complete minute books of Glyko and, to Glyko's Knowledge, contain the accurate text of all resolutions passed by Glyko's Board of Directors (or committees thereof) and shareholders either at meetings or by written consent.

      2.25 Indemnification Obligations. There are no actions, proceedings or other events pending or, to Glyko's Knowledge, threatened against any officer, director or agent or former officer, director, employee or agent of Glyko which would give rise to any indemnification obligation of Glyko to its current or former officers, directors, employees or agents under the Glyko Charter
Documents or any agreement between Glyko and any of its current or former officers, directors, employees or agents.

      2.26 Change of Control Payments. Other than as a result of the acceleration of vesting of Glyko Stock Options in accordance with their terms, there are no amounts that may become payable in cash or otherwise (whether currently or in the future) to current or former consultants, officers, directors or employees of Glyko as a result of or in connection with the Arrangement.

      2.27 Interested Party Transactions. Except in connection with the transactions contemplated by this Agreement and the Arrangement, no officer or director of Glyko (nor any ancestor, sibling, descendant or spouse of any of such Person, or any trust, partnership or corporation in which any such Person has an economic interest), has, directly or indirectly, a beneficial interest in any Glyko Contract. Except as disclosed in the Glyko Disclosure Letter, there are no receivables of Glyko owing by any past or present director, officer, employee of, consultant to Glyko (or any ancestor, sibling, descendant or spouse of any such Persons, or any trust, partnership or corporation in which any of such Persons has an economic interest), other than advances in the ordinary and usual course of business for reimbursable business expenses (as determined in accordance with Glyko's established employee reimbursement policies and consistent with past practice). None of Glyko's shareholders has agreed to, or assumed, any obligation or duty to guaranty or otherwise assume or incur any obligation or liability of Glyko.


                                    ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF BIOMARIN AND
                              BIOMARIN NOVA SCOTIA

      As of the date hereof, BioMarin and BioMarin Nova Scotia jointly and severally represent and warrant to Glyko as follows, subject to such exceptions as are specifically disclosed in the disclosure letter prepared by BioMarin and delivered to Glyko, which disclosure letter shall provide an exception to or otherwise qualify the representations or warranties of BioMarin specifically referred to in such disclosure letter (the "BioMarin Disclosure Letter"), and acknowledges that Glyko is relying upon such representations and warranties in connection with the matters contemplated by this Agreement:

      3.1   Organization, Standing and Power.


            (a) Each of BioMarin and BioMarin Nova Scotia is a corporation validly existing under the laws of its jurisdiction of incorporation and has all necessary corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and
(iii) to perform its obligations under all Contracts by which it is bound.

            (b) Each of BioMarin and BioMarin Nova Scotia is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, have a Material Adverse Effect on either BioMarin or BioMarin Nova Scotia.

            (c) Each of BioMarin and BioMarin Nova Scotia is duly qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification and where the failure to be so qualified would have a Material Adverse Effect on BioMarin.

            (d) BioMarin Nova Scotia was formed on February 6, 2002 solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

      3.2 Articles of Incorporation and Bylaws. BioMarin has previously furnished to Glyko a complete and correct copy of its Articles of Incorporation and Bylaws as amended to date (together, the "BioMarin Charter Documents"). Such BioMarin Charter Documents are in full force and effect. BioMarin is not in violation of any of the provisions of the BioMarin Charter Documents.

      3.3 Share Capital. The authorized capital of BioMarin consists of (i) 1,000,000 shares of preferred stock, par value $0.001 per share; and (ii) 75,000,000 shares of BioMarin Common Stock. At the close of business on February 5, 2002 (i) 7,765,076 shares of BioMarin Common Stock were reserved for issuance upon the exercise of outstanding options to purchase BioMarin Common Stock under all stock option or other incentive plans; and (ii) 52,432,167 shares of BioMarin Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable and no shares of preferred stock were issued and outstanding. As of the date of this Agreement, the number of shares of BioMarin Common Stock which have been reserved for issuance in connection with options, warrants, conversion privileges or other rights, agreements, arrangements or other commitments obligating BioMarin to issue or sell any shares of BioMarin Common Stock or securities or obligations convertible into or exchangeable for any shares of BioMarin Common Stock is as set forth in the BioMarin Disclosure Letter.

      3.4 Subsidiaries. Each Subsidiary of BioMarin is a corporation, limited liability company or unlimited liability company duly incorporated or organized, and validly existing under the laws of its jurisdiction of incorporation or organization and has all necessary corporate, limited liability company or unlimited liability company, as the case may be, power and authority: (a) to conduct its business in the manner in which its business is currently being conducted; (b) to own and use its assets in the manner in which its assets are currently owned and used; and (c) to perform its obligations under all Contracts by which it is bound. Each Subsidiary of BioMarin is duly qualified to do business as a foreign corporation, unlimited liability company or limited liability company under the laws of all jurisdictions where the nature of its business requires such qualification and where the failure to be so qualified would have a Material Adverse Effect on BioMarin.

      3.5 Ownership of Securities. Other than as disclosed in the BioMarin Disclosure Letter, BioMarin is the beneficial owner of all of the issued and outstanding shares or other interests of each of its Subsidiaries with good and marketable title thereto, free and clear of all Encumbrances (except for any restrictions on resale under applicable securities laws).

      3.6   No Conflict; Required Filings and Consents

            (a) Neither (1) the execution and delivery of this Agreement or any of the other agreements referred to in this Agreement by BioMarin and BioMarin NovaScotia nor (2) the consummation by BioMarin and BioMarin Nova Scotia of the Arrangement or any of the transactions contemplated hereby or thereby will (with or without notice or lapse of time):

                   (i) contravene, conflict with or result in any breach or violation of (A) any provision of the BioMarin Charter Documents or the certificate of incorporation or bylaws of BioMarin Nova Scotia or (B) any resolution adopted by the shareholders, the Board of Directors or any committee of the Board of Directors of BioMarin or BioMarin Nova Scotia;

                   (ii) contravene, conflict with or result in a violation of any applicable Legal Requirement or any order, writ, injunction, judgment or decree to which BioMarin or BioMarin Nova Scotia, or any of the assets owned or used by BioMarin, is subject, except in each case as would not have a Material Adverse Effect on BioMarin;

                   (iii) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Contract to which BioMarin or any of its Subsidiaries is a party or by which BioMarin or any of its Subsidiaries is otherwise bound, or give any Person the right to (A) declare a default or exercise any remedy under any such BioMarin Contract, (B) accelerate the maturity or performance of any such BioMarin Contract, or (C) cancel, terminate or modify any term of such BioMarin Contract, in each case which could reasonably be expected to have a Material Adverse Effect on BioMarin;

                   (iv) result  in  the   imposition   or   creation   of  any
Encumbrance upon or with respect to any asset owned or used by BioMarin; or

                   (v) give rise to any right of termination or acceleration of indebtedness, or cause any third party indebtedness to become due before its stated maturity or cause any available credit to cease to be available;

            (b) The execution and delivery of this Agreement by BioMarin and BioMarin Nova Scotia does not, and the performance of this Agreement by BioMarin and BioMarin Nova Scotia shall not, require any Consent or any filing with or notification to, any Governmental Body except: (i) applicable filings with Nasdaq; (ii) the Appropriate Regulatory Approvals; and (iii) such other filings, negotiations, permits, authorizations, consents or approvals that if not obtained, made or given, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on BioMarin, or prevent consummation of the transactions or otherwise prevent BioMarin from performing its obligations under this Agreement.

      3.7 Authority; Binding Nature of Agreement. BioMarin and BioMarin Nova Scotia have the requisite corporate power and authority to perform their obligations hereunder and, subject to obtaining the Required BioMarin Stockholder Vote, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of BioMarin and BioMarin Nova Scotia and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of BioMarin and BioMarin Nova Scotia and their respective Boards of Directors and no further corporate proceedings on the part of either of these companies is required to authorize this Agreement or the transactions contemplated hereby other than the Required BioMarin Stockholder Vote. This Agreement has been duly and validly executed and delivered by BioMarin and BioMarin Nova Scotia, and, assuming the due authorization, execution and delivery by Glyko, constitutes a legal and binding obligation of BioMarin and BioMarin Nova Scotia, enforceable against each of them in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

      3.8   SEC Filings; Financial Statements.


            (a) BioMarin has filed with the SEC and has delivered or made available to Glyko (including through the SEC EDGAR system) accurate and complete copies (excluding copies of exhibits not available through the SEC EDGAR System) of all documents, including each report, registration statement and definitive proxy statement required to be filed by BioMarin with the SEC since January 1, 2000 (the "BioMarin SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the BioMarin SEC Documents complied in all material respects with the applicable requirements of the United States 1933 Act or the United States 1934 Act (as the case may be); and (ii) none of the BioMarin SEC Documents (including the financial statements contained therein) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (b) Each set of financial statements (including, in each case, any related notes thereto) contained in BioMarin SEC Documents and BioMarin's audited financial statements as at and for the periods ended through December 31, 2000 and BioMarin's unaudited financial statements as at and for the period ended through September 30, 2001 (the "BioMarin Interim Financial Statements") comply as to form in all material respects with the published rules and regulations of the SEC applicable thereto and were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (subject, in the case of unaudited interim financial statements, to the absence of note disclosure and year end adjustments) and each fairly presents the financial position of BioMarin at the dates thereof and the results of its operations and cash flows for the periods indicated.

       3.9 No Undisclosed Liabilities. Except as disclosed in the BioMarin Disclosure Letter, BioMarin does not have any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the financial statements prepared in accordance with U.S. GAAP except: (a) liabilities provided for in the BioMarin Interim Financial Statements; (b) normal and recurring current liabilities incurred since September 30, 2001 in the ordinary course of business and consistent with past practices; (c) liabilities incurred in connection with the Arrangement; or (d) as could not reasonably be expected to have a Material Adverse Effect on BioMarin.

      3.10 Valid Issuance. The BioMarin Common Stock to be issued under the Arrangement will, when issued in accordance with the provisions of this Agreement in all cases, be validly issued, fully paid and nonassessable and not subject to any preemptive rights or similar contractual rights granted by BioMarin.

      3.11 Listing. The BioMarin Common Stock is listed on Nasdaq and the SWX Swiss Exchange.

      3.12  Legal Proceedings; Orders.


            (a) There is no pending Legal Proceeding, and to BioMarin's Knowledge no Person has threatened to commence any Legal Proceeding (i) that involves BioMarin or any of the assets owned or used by BioMarin, except as disclosed in the BioMarin Disclosure Letter or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Arrangement or any of the other transactions contemplated by this Agreement. To BioMarin's Knowledge, no event has occurred, and no claim, dispute or other condition or circumstance exists, that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

            (b) There is no material order, writ, injunction, judgment or decree to which BioMarin, or any of the assets owned or used by BioMarin, is subject. To BioMarin's Knowledge, no officer of BioMarin is subject to any order, writ, injunction, judgment or decree that prohibits such officer from engaging in or continuing any conduct, activity or practice relating to the business of BioMarin.

       3.13 Absence of Certain Changes and Events Except as disclosed in the BioMarin Disclosure Letter and BioMarin SEC Documents filed during the calendar year 2001, since December 31, 2000 BioMarin has conducted its business only in the ordinary course and there has not been any event, change or effect that has had or could reasonably be expected to have a Material Adverse Effect relating to BioMarin.

       3.14 Environmental Matters. All operations of BioMarin are being conducted and, to BioMarin's Knowledge, have been conducted in compliance in all material respects with all Environmental Laws. Except as BioMarin has publicly disclosed in the BioMarin SEC Documents, BioMarin is not subject to:

            (a) any  governmental  or  regulatory  remedial  or control  action, proceeding, application, order or directive which relates to environmental, health or safety matters or any investigation or evaluation concerning environmental, health or safety matters; or

            (b) (i) any demand or notice with respect to the breach of, or liability under, any Environmental Laws and, (ii) to BioMarin's Knowledge, there are no facts or circumstances that could reasonably be expected to result in any such action, proceeding, application, order, directive, demand, or notice to which it would be subject which in any case would have a Material Adverse Effect on BioMarin.

      3.15  Compliance; Permits

            (a) Except as could not reasonably be expected to have a Material Adverse Effect on BioMarin, BioMarin is not in conflict with, or in default or violation of, (i) any Legal Requirement or Governmental Authorization applicable to BioMarin or by which its properties is bound or affected, or (ii) any Contract, to which BioMarin is a party, except for any conflicts, defaults or violations that (individually or in the aggregate) could not cause BioMarin to lose any material benefit or incur any material liability. Since January 1, 2000, BioMarin has not received any notice or other communication from any Governmental Body or other Person regarding any actual or possible violation of, or failure to comply with, any Legal Requirement except as could not reasonably be expected to have a Material Adverse Effect on BioMarin.

            (b) Except as disclosed in the BioMarin SEC Documents, BioMarin holds all Governmental Authorizations necessary to enable BioMarin to conduct its business in the manner in which such business is currently being conducted, except where the failure to hold such Governmental Authorizations has not had and would not reasonably be expected to have a Material Adverse Effect on BioMarin. All such Governmental Authorizations are valid and in full force and effect. BioMarin is, and at all times has been, in substantial compliance with the terms and requirements of such Governmental Authorizations, except where the failure to be in compliance with the terms and requirements of such Governmental Authorizations has not had and would not reasonably be expected to have a Material Adverse Effect on BioMarin. Since January 1, 2000, BioMarin has not received any notice or other communication from any Governmental Body regarding
(i) any actual or possible violation of or failure to comply with any term or requirement of any material Governmental Authorization, or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization.

      3.16  Taxes.


            (a) BioMarin has timely filed all Returns relating to Taxes required to be filed by BioMarin with any Governmental Body, and such Returns have been completed in accordance with Legal Requirements.

            (b) BioMarin as of the Effective Time (i) will have paid within the time required by law, or accrued all Taxes it is required by law to pay or accrue and (ii) will have withheld from each payment made to its past or present employees, officers, directors and independent contractors, creditors, stockholders or other third parties all Taxes and other material deductions required by law to be withheld and have, within the time required by law, paid such withheld amounts to the proper Governmental Bodies.

            (c) BioMarin has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against BioMarin, nor has BioMarin executed any waiver of any statute of limitations on or extensions of the period for the assessment or collection of any Tax. There are no matters relating to Taxes under discussion between any Governmental Bodies and BioMarin.

            (d) To BioMarin's Knowledge, no audit or other examination of any Return of BioMarin is currently in progress, nor has BioMarin been notified of any request for such an audit or other examination, nor is any taxing authority asserting or threatening to assert against BioMarin any claim for Taxes.

            (e) BioMarin does not have any liability for any unpaid Taxes which has not been accrued for or reserved on the BioMarin balance sheet dated September 30, 2001 in accordance with U.S. GAAP, whether asserted or unasserted, contingent or otherwise, other than any liability for unpaid Taxes that may have accrued since September 30, 2001 and that are not yet payable.

            (f) To BioMarin's Knowledge, the BioMarin Common Stock issued pursuant to the Arrangement will not constitute a "participating interest" in a "foreign investment entity" (as such terms are defined in the draft legislation to amend the Income Tax Act (Canada) released on August 2, 2001) at the time of issuance. Based on its current business plan, BioMarin expects that the BioMarin Common Stock issued pursuant to the Arrangement will not constitute in the future a "participating interest" in a "foreign investment entity" (as so defined).

            (g)  Other  than   liabilities   incurred  in  connection  with  the
Arrangement, BioMarin Nova Scotia does not have material liabilities of any kind, including, without limitation, liabilities for Taxes.

            (h) BioMarin Nova Scotia has been and will be at all times, from the date of its formation through and including the Effective Date and at all other relevant times, treated as a "disregarded entity" within the meaning of United States Treasury Regulation Section 301.77013(2)(C) for United States federal income tax purposes.

      3.17 Contracts. (a) BioMarin has not violated or breached, or committed any default under, any BioMarin Contract, except for violations, breaches and defaults that have not had and would not reasonably be expected to have a Material Adverse Effect on BioMarin; and, to BioMarin's Knowledge, no other Person has violated or breached, or committed any default under, any BioMarin Contract, except for violations, breaches or defaults that have not had and would not reasonably be expected to have a Material Adverse Effect on BioMarin; and (b) to BioMarin's Knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (i) result in a violation or breach of any of the provisions of any BioMarin Contract, (ii) give any Person the right to declare a default or exercise any remedy under any BioMarin Contract, (iii) give any Person the right to accelerate the maturity or performance of any BioMarin Contract, or (iv) give any Person the right to cancel, terminate or modify any BioMarin Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have a Material Adverse Effect on BioMarin.

      3.18 Vote Required. The Required BioMarin Stockholder Vote is the only vote of the holders of any class or series of BioMarin's shares necessary to approve the transactions contemplated hereby.

      3.19 Brokers. Except for UBS Warburg LLC, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Arrangement or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of BioMarin. BioMarin has furnished to Glyko accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid or may become payable and all indemnification and other agreements related to the engagement of UBS Warburg LLC.

      3.20 Intellectual Property. Except as disclosed in the BioMarin Disclosure Letter or the BioMarin SEC Documents:

            (a) To BioMarin's Knowledge, BioMarin owns or possesses sufficient legal rights to all Intellectual Property used in BioMarin's business as currently conducted and material thereto;

            (b) to BioMarin's Knowledge, the BioMarin Intellectual Property and the conduct of the business of BioMarin do not infringe upon, violate or breach the Intellectual Property rights of any other Person;

            (c) to BioMarin's Knowledge, no Person is infringing any of the BioMarin Intellectual Property; and

            (d) BioMarin has not received any written notice or claim challenging BioMarin respecting the validity of, use of or ownership of the BioMarin Intellectual Property, and to BioMarin's Knowledge, there are no facts upon which such a challenge could be made which could reasonably be expected to have a Material Adverse Effect on BioMarin.

      3.21 Opinion of Financial Advisor. The Board of Directors of BioMarin has received the opinion of UBS Warburg LLC, financial advisor to BioMarin, dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair to BioMarin from a financial point of view

(the "BioMarin Opinion"). BioMarin will furnish an accurate and complete copy of said opinion to Glyko solely for informational purposes after receipt therof by BioMarin.

      3.22 Board Approval. The Board of Directors of BioMarin (at a meeting duly called and held) has (a) determined (pursuant to a unanimous vote of all members of the Board of Directors of BioMarin entitled to vote thereon) that the issuance of BioMarin Common Stock in connection with the Arrangement is fair to shareholders of BioMarin and in the best interests of BioMarin and (b) determined as of the date hereof to recommend that the holders of BioMarin Common Stock vote in favor of the issuance of BioMarin Common Stock in connection with the Arrangement.


                                    ARTICLE 4

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

      4.1 Access and Investigation. During the period from the date of this Agreement through the Effective Time (the "PreClosing Period"), Glyko shall: (a) provide BioMarin and BioMarin's Representatives with reasonable access during normal business hours to Glyko's Representatives, personnel and to all existing books, records, Tax Returns, work papers and other documents and information relating to Glyko; and (b) provide BioMarin and BioMarin's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to Glyko, and with such additional financial, operating and other data and information regarding Glyko, as BioMarin may reasonably request at BioMarin's expense.

      4.2   Operation of Glyko's Business.


            (a) During the PreClosing Period: (i) Glyko shall conduct its business and operations (A) in the ordinary course and in accordance with past practices based on Glyko's operating history since June 30, 2000 and (B) in compliance with all applicable Legal Requirements and the requirements of all Glyko Contracts that constitute Material Contracts (ii) Glyko shall preserve intact its current business organization, keep available the services of its current officers and other employees and maintain its relations and goodwill with all Persons having business relationships with Glyko; (iii) Glyko shall (to the extent requested by BioMarin) cause its officers to report regularly to BioMarin concerning the status of Glyko's business; and (iv) Glyko shall maintain its books of account and records in the usual, regular and ordinary manner, in accordance with Canadian GAAP applied on a consistent basis.

            (b) During the PreClosing Period, Glyko shall not except: (1) with the prior written consent of BioMarin not to be unreasonably withheld; (2) with respect to any matters disclosed in the Glyko Disclosure Letter; or (3) with respect to any matter expressly contemplated by this Agreement or the
Arrangement:

                  (i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;



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



                  (ii) sell, issue,  grant or authorize the issuance or grant of
(A) any capital stock or other security, (B) any Option, call, warrant or right to acquire any capital stock or other security, or (C) any instrument convertible into or exchangeable for any capital stock or other security (except that Glyko may issue Glyko Common Shares upon the valid exercise of Glyko Stock Options outstanding as of the date of this Agreement);

                  (iii) amend or waive any of its rights under, or accelerate the vesting under, any provision of the Stock Option Plan, or otherwise modify any of the terms of any outstanding Option, warrant or other security or any related Contract other than as contemplated in Section 6.11;

                  (iv)  amend or permit the  adoption  of any  amendment  to the
Glyko Charter Documents, or effect or become a party to any merger, consolidation, amalgamation, share exchange, business combination, recapitalization, reclassification of shares, stock split, division or subdivision of shares, reverse stock split, consolidation of shares or similar transaction;

                  (v) form any Subsidiary or acquire any equity interest or other interest in any other Entity;

                  (vi)  make capital expenditures above $25,000 in aggregate;

                  (vii) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Material Contract, or amend or terminate, or waive or exercise any material right or remedy under, any Material Contract, other than in the ordinary course of business consistent with past practices;

                  (viii) acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset to any other Person, or waive or relinquish any material right;

                  (ix) lend money to any Person, or incur or guarantee any indebtedness;

                  (x) establish, adopt or amend any employee benefit plan, pay any bonus, make any severance payment or benefit or make any profitsharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

                  (xi)  hire any employee;

                  (xii) change  any  of  its   personnel   policies  or  other
business policies, or any of its methods of accounting or accounting practices in any respect;

                  (xiii)      make any Tax election;

                  (xiv) commence or settle any Legal Proceeding;

                  (xv) enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with past practices based on Glyko's operating history since June 30, 2000; or

                  (xvi) agree or commit to take any of the actions described in clauses "(i)" through "(xv)" of this Section 4.2(b).


                                    ARTICLE 5

          GLYKO SHAREHOLDER APPROVAL AND BIOMARIN STOCKHOLDER APPROVAL

      5.1   Joint Proxy Circular; Board Recommendations; Other Filings

            (a) As promptly as practicable after the execution of this Agreement, BioMarin and Glyko will prepare the Joint Proxy Circular. Each of BioMarin and Glyko shall provide promptly to the other such information concerning its business and financial and other affairs as, in the reasonable judgment of the requesting party or its counsel, may be required or appropriate for inclusion in the Joint Proxy Circular, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Joint Proxy Circular. Glyko will afford BioMarin an opportunity to review all materials to be submitted to the Court, and shall make all such changes as are reasonably requested by BioMarin. Glyko will respond to any comments of the Court with the assistance of BioMarin, and will use its commercially reasonable efforts to have the Interim Order issued as promptly as practicable after such filing. Each of Glyko and BioMarin will cause the Joint Proxy Circular to be mailed to its shareholders at the earliest practicable time after the Interim Order has been granted by the Court. As promptly as practicable after the date of this Agreement, each of Glyko and BioMarin will prepare and file any other filings required to be filed by it pursuant to the requirements of the CBCA, the Interim Order, Canadian Securities Legislation, the TSE and any other Canadian, United States or other laws relating to the Arrangement and the transactions contemplated by this Agreement (the "Other Filings"). Each of Glyko and BioMarin will notify the other promptly upon the receipt of any comments from the Court or its staff or any other government officials and of any request by the Court or its staff or any other government officials for amendments or supplements to the Joint Proxy Circular or any Other Filing or for additional information and will supply the other with copies of all correspondence between such party or any of its Representatives, on the one hand, and the Court or its staff or any other government officials, on the other hand, with respect to the Joint Proxy Circular, the Arrangement or any Other Filing. Each of Glyko and BioMarin will cause all documents that it is responsible for filing with the Court or other regulatory authorities under this
Section 5.1(a) to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Joint Proxy Circular or any Other Filing, Glyko or BioMarin, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the Court or its staff or any other government officials, and/or mailing to shareholders of Glyko and BioMarin, such amendment or supplement.

            (b) Each of Glyko and BioMarin shall ensure that the information supplied by it in writing for inclusion in the Joint Proxy Circular does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made.

            (c) Subject to Section 5.2(c), the Joint Proxy Circular will include
(i) the recommendation of the Board of Directors of Glyko that Glyko shareholders vote in favor of approval of the Continuance and the Arrangement,
(ii) the Glyko Opinion referred to in Section 2.21, (iii) the recommendation of the Board of Directors of BioMarin that BioMarin's stockholders vote in favor of the Arrangement including, without limitation, the issuance of the BioMarin Common Stock in connection with the Arrangement and (iv) the BioMarin Opinion referred to in Section 3.21.

            (d) As soon as practicable after the execution of this Agreement, BioMarin shall prepare, with the cooperation of Glyko, applications and will file such applications with the Commissions and exercise its commercially reasonable efforts to cause the Commissions to grant the Securities Exemption Orders. BioMarin and Glyko shall each use commercially reasonable efforts to cause such applications to comply with the requirements of Canadian Securities Legislation. Each of BioMarin and Glyko agrees to provide promptly to the other such information concerning its business and financial and other affairs as, in the reasonable judgment of the requesting party or its counsel, may be required or appropriate for inclusion in such applications, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of such application. Glyko will promptly advise BioMarin, and BioMarin will promptly advise Glyko, in writing, if at any time prior to the Effective Time either Glyko or BioMarin shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the applications in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law.

      5.2   Meeting of Glyko Shareholders.


            (a) Promptly after the date hereof, Glyko will take all action pursuant to the requirements of the CBCA, the Interim Order, Canadian Securities Legislation (and all other applicable securities laws), the TSE and Glyko Charter Documents to convene the Glyko Shareholders Meeting to be held as promptly as practicable, and in any event Glyko will use its commercially reasonable efforts to convene such meeting not later than May 31, 2002 for the purpose of voting upon the Continuance and the Arrangement. Glyko shall ensure that the Glyko Shareholders Meeting is called, noticed, convened, held and conducted, and that all proxies solicited in connection with the Glyko Shareholders Meeting are solicited, in compliance with all applicable Legal Requirements (including the Interim Order and Glyko Charter Documents). Glyko's obligation to call, give notice of, convene and hold the Glyko Shareholders Meeting in accordance with this Section 5.2(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior Offer or other Acquisition Proposal. Subject to any withheld, withdrawn, amended or modified recommendation of the Glyko Board of Directors in accordance with Section 5.2(c), Glyko will use its commercially reasonable efforts to solicit from its shareholders proxies in favor of the approval of the Arrangement. Notwithstanding anything to the contrary contained in this Agreement, Glyko may adjourn or postpone the Glyko Shareholders Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Joint

Proxy Circular is provided to Glyko's shareholders in advance of a vote on the Continuance or the Arrangement or, if as of the time for which the Glyko Shareholders Meeting is originally scheduled (as set forth in the Joint Proxy Circular) there are insufficient Glyko Common Shares represented (either in Person or by proxy) to constitute a quorum necessary to conduct the business of the Glyko Shareholders Meeting.

            (b) Subject to Section 5.2(c), neither the Board of Directors of Glyko nor any committee thereof shall withhold, withdraw, amend or modify in a manner adverse to BioMarin, the recommendation of the Board of Directors of Glyko that Glyko's shareholders vote in favor of and adopt and approve the Arrangement and the Continuance.

            (c) Nothing in this Agreement shall prevent the Board of Directors of Glyko from: (i) complying with Section 99 of the Securities Act (Ontario) with regard to any Acquisition Transaction or making any other disclosure required by applicable law so long as any such disclosure rejects any Acquisition Transaction and reaffirms its recommendation of the transactions contemplated by this Agreement, or taking any other action to the extent ordered or otherwise mandated by any court of competent jurisdiction; or (ii) withholding, withdrawing, amending or modifying its recommendation in favor of the Arrangement if: (A) a Superior Offer is made to Glyko and is not withdrawn;
(B) neither Glyko nor any of its Representatives shall have violated any of the restrictions set forth in Section 6.2 (a); (C) the Board of Directors of Glyko concludes in good faith, after consultation with its outside counsel, that, in light of such Superior Offer, the withholding, withdrawal, amendment or modification of such recommendation is required in order for the Board of Directors of Glyko to comply with its fiduciary obligations under applicable law; and (D) Glyko's Board of Directors does not withdraw, amend or modify its recommendation in favor of the Arrangement for at least 72 hours after Glyko provides BioMarin with the name of the Person making such Superior Offer and a copy of such Superior Offer. Nothing contained in this Section 5.2(c) shall limit Glyko's obligation to call, give notice of, convene and hold the Glyko Shareholders Meeting (regardless of whether the recommendation of the Board of Directors of Glyko shall have been withdrawn, amended or modified).

            (d) During the 72-hour period referred to in Section 5.2(c)(ii)(D), Glyko acknowledges that BioMarin shall have the opportunity, but not the obligation, to offer to amend the terms of this Agreement and the Arrangement. The Glyko Board of Directors will review any offer by BioMarin to amend the terms of this Agreement in good faith in order to determine, in its discretion in the exercise of its fiduciary obligations, whether BioMarin's offer to amend the terms of this Agreement upon acceptance by Glyko would result in the Superior Offer continuing to be a Superior Offer. If the Glyko Board of Directors determines that the Superior Offer is no longer a Superior Offer in light of BioMarin's amended offer, the parties hereto will enter into an amended agreement reflecting BioMarin's amended offer.

       5.3 Meeting of BioMarin Stockholders. Promptly after the date hereof, BioMarin will take all action pursuant to the requirements of the Delaware General Corporation Law, the United States 1933 Act, the United States 1934 Act (and all other applicable securities laws), Nasdaq, SWX Swiss Exchange and BioMarin Charter Documents to convene the BioMarin Stockholders Meeting to be held as promptly as practicable, and in any event BioMarin will use its commercially reasonable efforts to convene such meeting not later than May 31, 2002 for the purpose of considering the approval of the Arrangement including, without limitation, the issuance of the BioMarin Common Stock in connection with the Arrangement.


                                    ARTICLE 6

                              ADDITIONAL AGREEMENTS

      6.1   Confidentiality; Access to Information.


            (a) The parties acknowledge that Glyko and BioMarin have previously executed a Mutual Confidentiality Agreement, dated as of January 10, 2002 (the "Confidentiality Agreement"), which Confidentiality Agreement (other than Sections 10, 11 and 12 thereof which shall terminate and be of no further force or effect) will continue in full force and effect in accordance with its terms. In the event of an inconsistency in the terms and conditions of this Agreement and the terms and conditions of the Confidentiality Agreement, the terms and conditions of this Agreement shall prevail.

            (b) Each of Glyko and BioMarin will afford the other and its respective auditors, counsel and other Representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Glyko and BioMarin during the period prior to the Effective Time to obtain all information concerning the business of Glyko or BioMarin, as may be reasonably requested. Notwithstanding the foregoing, BioMarin shall not be obligated to provide Glyko and its Representatives with any information relating to product development efforts, clinical results and scientific information. No information or knowledge obtained by BioMarin or Glyko in any investigation pursuant to this Section 6.1 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Arrangement.

      6.2   No Solicitation.


            (a) Glyko shall not directly or indirectly, and shall not authorize or permit any Representative of Glyko directly or indirectly to: (i) solicit, initiate, knowingly encourage or induce the making, submission or announcement of any Acquisition Proposal; (ii) furnish any confidential information regarding Glyko to any Person in connection with or in response to an Acquisition Proposal; (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal; (iv) approve, endorse or recommend any Acquisition Proposal; or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction; provided, however, that prior to the adoption and approval of the Arrangement by the Required Glyko Shareholder Vote, Glyko and its Representatives shall not be prohibited by (and shall not be considered to have violated) this Section 6.2(a) from (A) furnishing nonpublic information regarding Glyko to any Person in response to an Acquisition Proposal that is submitted by such Person (and not withdrawn), or (B) entering into discussions with any Person in response to an Acquisition Proposal that is submitted by such Person (and not withdrawn), if (1) in the case of clause (A) above, the Board of Directors of Glyko has first made a good faith determination that the furnishing of such nonpublic information to such Person is reasonably likely to lead to the submission of a Superior Offer from such Person, (2) neither Glyko nor any Representative of Glyko shall have violated any of the restrictions set forth in this Section 6.2(a), (3) the Board of Directors of Glyko concludes in good faith, based upon the advice of its outside legal counsel, that the failure to take such action is inconsistent with its fiduciary obligations under applicable law, (4) prior to furnishing any such nonpublic information to, or entering into discussions with, such Person, Glyko gives BioMarin written notice of the identity of such Person and of Glyko's intention to furnish nonpublic information to, or enter into discussions with, such Person, and Glyko receives from such Person an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such Person by or on behalf of Glyko and following which, Glyko keeps BioMarin fully informed with respect to the status of any such Acquisition Proposal and any modification or proposed modification thereto, and (5) prior to furnishing any such nonpublic information to such Person, Glyko furnishes such nonpublic information to BioMarin (to the extent such nonpublic information has not been previously furnished by Glyko to BioMarin).

            (b) Glyko shall immediately cease and cause to be terminated any existing discussions between (i) Glyko and any of its Representatives and (ii) any other Person that relate to any Acquisition Proposal.

      6.3 Public Disclosure. BioMarin and Glyko will consult with each other, and to the extent practicable, agree, before issuing any press release or otherwise making any public statement with respect to the Arrangement or this Agreement and will not issue any such press release announcing this Agreement and the transactions contemplated hereby or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange.

      6.4 Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Arrangement and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (a) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article 7 to be satisfied; (b) the obtaining of the Appropriate Regulatory Approvals and all other necessary actions, waivers, consents, approvals, orders and authorizations from Governmental Bodies and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Bodies, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Body; (c) the obtaining of all consents, approvals or waivers from third parties required as a result of the transactions contemplated in this Agreement; (d) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Body vacated or reversed; (e) the execution or delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement; and (f) the preparation of the Joint Proxy Circular and the calling and holding of the Glyko Shareholders Meeting and the BioMarin Stockholders Meeting.

       6.5  Notification.


            (a) Glyko shall give prompt notice to BioMarin in writing of: (i) the discovery of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by Glyko in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by Glyko in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any event, condition, fact or circumstance that would, or would be likely to, result in a material breach of any covenant or obligation of Glyko or that would make the timely satisfaction of any of the conditions set forth in Article 7 impossible or unlikely or that has had or could reasonably be expected to have a Material Adverse Effect on Glyko; or (iv) any failure of Glyko to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 7.3(a) or 7.3(b) would not be satisfied. No notification given to BioMarin pursuant to this Section 6.5(a) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of Glyko contained in this Agreement or any right or remedy of BioMarin with respect thereto.

            (b) BioMarin shall give prompt notice to Glyko in writing of: (i) the discovery of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by BioMarin or BioMarin Nova Scotia in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by BioMarin or BioMarin Nova Scotia in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any event, condition, fact or circumstance that would, or would be likely to, result in a material breach of any covenant or obligation of BioMarin or BioMarin Nova Scotia or that would make the timely satisfaction of any of the conditions set forth in Article 7 impossible or unlikely or that has had or could reasonably be expected to have a Material Adverse Effect on BioMarin; or (iv) any failure of BioMarin or BioMarin Nova Scotia to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 7.2(a) or 7.2(b) would not be satisfied. No notification given to Glyko pursuant to this
Section 6.5(b) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of BioMarin and BioMarin Nova Scotia contained in this Agreement or any right or remedy of Glyko with respect thereto.

      6.6 Third Party Consents. As soon as practicable following the date hereof, BioMarin and Glyko will each use its commercially reasonable efforts to obtain any consents, waivers and



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



approvals under its or any of its or its Subsidiaries' respective Contracts required to be obtained in connection with the consummation of the transactions contemplated hereby.

      6.7 Nasdaq and SWX Swiss Exchange Listing. BioMarin agrees to use commercially reasonable efforts to cause the listing on Nasdaq and the SWX Swiss Exchange of the shares of BioMarin Common Stock issuable in connection with the Arrangement with effect as and from the Effective Date, in the case of Nasdaq, and as soon as practicable thereafter, in the case of the SWX Swiss Exchange.

      6.8 Glyko Affiliate Agreement. Set forth in Glyko Disclosure Letter is a list of those Persons who may be deemed to be, in Glyko's reasonable judgment (which shall be concurred with by BioMarin), affiliates of Glyko (other than BioMarin) within the meaning of Rule 145 promulgated under the United States 1933 Act (each, a "Glyko Affiliate"). Glyko will provide BioMarin with such information and documents as BioMarin reasonably requests for purposes of reviewing such list. Each Glyko Affiliate Agreement will be in full force and effect as of the Effective Time. BioMarin will be entitled to place appropriate legends on the certificates evidencing any BioMarin Common Stock to be received by any Glyko Affiliate pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the BioMarin Common Stock, consistent with the terms of any Glyko Affiliate Agreement.

      6.9  Listing  of  Glyko  Common  Shares.   Glyko  shall  use  commercially
reasonable efforts to ensure that the Glyko Common Shares remain listed on the TSE up until and including the Effective Time.

      6.10  Indemnification of Directors and Officers.


            (a) From and after the Effective Date, BioMarin will cause Glyko to fulfill and honor in all respects the obligations of Glyko (or any predecessor corporation) pursuant to (i) each indemnification agreement currently in effect between Glyko and each person who is or was a director or officer of Glyko (or any predecessor corporation) prior to the Effective Date (the "Indemnified Parties") and (ii) any indemnification provision under the Glyko Charter Documents as in effect on the date hereof. The Articles of Incorporation and Bylaws of Glyko will contain provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Parties as those contained in Glyko Charter Documents as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Date in any manner that would adversely affect the rights thereunder of any Indemnified Party or of individuals who, immediately prior to the Effective Date, were employees or agents of Glyko, unless such modification is required by law.

            (b) For a period of six (6) years after the Effective Date, BioMarin will maintain or cause Glyko to maintain in effect, to the extent available, directors' and officers' liability insurance covering those persons who are currently covered by Glyko's directors' and officers' liability insurance policy on terms equivalent in all material respects to those applicable to the current directors and officers of Glyko; provided, however, that in no event will BioMarin or Glyko be required to expend an annual premium for such coverage in excess of 150 percent of the amount of the last annual premium paid by Glyko prior to the date of this Agreement for such coverage and provided, further, that if the annual premium payable for such insurance coverage exceeds such amount, BioMarin shall be obligated to obtain a policy with the greatest coverage available for an annual premium not exceeding such amount. The obligations of BioMarin under this Section 6.10 shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party without the consent of such Indemnified Party (it being expressly agreed that the Indemnified Parties shall be third party beneficiaries of this Section 6.10).

      6.11  Stock Options.


            (a) Pursuant to the Plan of Arrangement, each Glyko Stock Option outstanding immediately before the Implementation Time shall be exchanged for a stock option (a "Replacement Option") of BioMarin granted in accordance with BioMarin's 1997 Stock Plan, as amended on December 22, 1998 (a copy of which has been made available for Glyko's review). In accordance with the Plan of
Arrangement: (i) the number of shares of BioMarin Common Stock subject to each Replacement Option shall be equal to the number of Glyko Common Shares subject to the corresponding Glyko Stock Option immediately prior to the Implementation Time multiplied by the Exchange Ratio, rounding down to the nearest whole share;
(ii) the per share exercise price under each Replacement Option shall be adjusted by dividing the U.S. Dollar Equivalent (calculated on the date of the Implementation Time) of the per share exercise price under the corresponding Glyko Stock Option by the Exchange Ratio and rounding up to the nearest cent; and (iii) any restriction on the exercise of any such Glyko Stock Option shall continue in full force and effect and the term and vesting schedule of such Glyko Stock Option shall otherwise remain unchanged, except for such changes as are triggered by the Plan of Arrangement.

            (b) Glyko shall take all action that may be necessary (under the Stock Option Plan and otherwise) to effectuate the provisions of this Section
6.11 and to ensure that, from and after the Effective Time, holders of Glyko Stock Options have no rights with respect thereto other than those specifically provided in this Section 6.11.

            (c) The BioMarin Common Stock issuable upon exercise of the Replacement Options will be registered on a registration statement on Form S8 under the United States 1933 Act on the Effective Date.

      6.12 Treatment as a Reorganization for U.S. Tax Purposes. Bio Marin represents, warrants and covenants:

      (a) BioMarin has not taken (and does not intend to take), and does not intend to cause Glyko to take, any action that reasonably would be expected (i) to cause the Arrangement to fail to qualify as a "reorganization" within the meaning of Section 368(a) of the United States Code or (ii) to cause Glyko to not be considered a corporation for United States federal income tax purposes.

      (b) Each of BioMarin and Glyko shall report the Arrangement as "reorganization" within the meaning of 368(a) of the United States Code for United States federal income tax purposes and comply with any applicable reporting requirements.

      (c) Upon request of any former holder of Glyko Common Shares, BioMarin shall provide (or cause Glyko to provide) such holder with any information necessary for such holder to comply with any United States Tax filings related to such holder's ownership or disposition of Glyko Common Shares.

      (d) After the Effective Time, BioMarin shall cause Glyko to pay any amounts owed in respect of Dissenting Shares out of Glyko's own funds. No funds will be supplied for that purpose (directly or indirectly) by BioMarin, nor will BioMarin (directly or indirectly) reimburse Glyko for any payments in respect of such Dissenting Shares.

      (e) The Arrangement is not part of the same plan pursuant to which Glyko transferred its assets to BioMarin on October 7, 1998 in exchange for BioMarin Common Stock and cash.

      (f) Other than payments in respect to Dissenting Shares and cash paid in lieu of fractional shares, BioMarin will acquire Glyko Common Shares solely in exchange for BioMarin voting stock. For purposes of this Section 6.12(f), (i) Glyko Common Shares redeemed for cash or other property furnished by BioMarin will be considered as acquired by BioMarin; (ii) any payments made to holders of Glyko Common Shares in respect of Dissenting Shares shall be made solely from Glyko's own funds; and (iii) the payment of cash in lieu of fractional shares is solely for the purpose of avoiding the expense and inconvenience to BioMarin of issuing fractional shares and does not represent separately bargained for consideration. Further, for United States federal income tax purposes, no liabilities of Glyko or the holders of Glyko Common Shares will be assumed by BioMarin.


                                    ARTICLE 7

                          CONDITIONS TO THE ARRANGEMENT

      7.1 Conditions to Obligations of Each Party to Effect the Arrangement. The respective obligations of each party to this Agreement to effect the Arrangement shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

            (a) Glyko Shareholder Approval. The Continuance and the Arrangement shall have been duly approved by the Required Glyko Shareholder Vote, and in accordance with any additional conditions which may be imposed by the Interim Order and which are satisfactory to Glyko.

            (b) BioMarin Stockholder Approval. The Arrangement including, without limitation, the issuance of the BioMarin Common Stock in connection with the Arrangement, shall have been duly approved by the Required BioMarin Stockholder Vote.

            (c) Court Orders. The Interim Order and the Final Order shall each have been obtained in form and on terms satisfactory to BioMarin and Glyko, and shall not have been set aside or modified in a manner unacceptable to such parties on appeal or otherwise; and upon receipt of the Interim Order and the Final Order, no shares of BioMarin Common Stock to be issued at the

Effective Time will require registration pursuant to the United States 1933 Act and such shares will be exempt from registration pursuant to Section 3(a)(10) of the United States 1933 Act.

            (d) No Order; HSR Act. No Governmental Body shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of restraining or prohibiting consummation of the transactions contemplated by this Agreement. All waiting periods, if any, under the HSR Act and the Competition Act (Canada) relating to the transactions contemplated hereby will have expired or terminated early or all antitrust approvals under Canadian or other laws required to be obtained prior to the Arrangement in connection with the transactions contemplated hereby shall have been obtained.

            (e) Nasdaq Listing. The BioMarin Common Stock issuable in connection with the Arrangement shall have been authorized for listing on Nasdaq.

            (f)   Securities   Exemption  Orders.  The  Securities   Exemption
Orders shall have been obtained and be in form and substance satisfactory to BioMarin and Glyko, acting reasonably.

            (g) No Governmental Litigation. There shall not be pending or threatened any Legal Proceeding in which a Governmental Body is or is threatened to become a party or is otherwise involved, and neither BioMarin nor Glyko shall have received any communication from any Governmental Body in which such Governmental Body indicates the possibility of commencing any Legal Proceeding or taking any other action: (i) challenging or seeking to restrain or prohibit the consummation of the Arrangement or any of the other transactions contemplated by this Agreement; (ii) relating to the Arrangement and seeking to obtain from BioMarin or any of its Subsidiaries, or Glyko, any damages or other relief that may be material to BioMarin; (iii) seeking to prohibit or limit in any material respect BioMarin's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of Glyko; or
(iv) which would materially and adversely affect the right of BioMarin or of Glyko to own the assets or operate the business of Glyko.

            (h) Approvals. All Appropriate Regulatory Approvals required under this Agreement shall have been obtained (all of which shall be in full force and effect), except where the failure to obtain any Appropriate Regulatory Approval would not prevent consummation of the Arrangement or otherwise prevent any of the parties hereto from performing their respective obligations under this Agreement, or could not reasonably be expected to have a Material Adverse Effect on BioMarin or Glyko.

      7.2 Additional Conditions to Obligations of Glyko. The obligation of Glyko to consummate and effect the Arrangement shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived in writing, exclusively by Glyko:

            (a) Representations and Warranties. Each representation and warranty of BioMarin and BioMarin Nova Scotia contained in this Agreement (i) shall have been true and correct in all material respects as of the date of this Agreement and (ii) shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on the

Closing Date except for (A) changes contemplated by this Agreement and (B) those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct (subject to the qualifications as set forth in the preceding clause (A)) as of such particular date (it being understood that, for purposes of determining the accuracy of such representations and warranties, any representations and warranties subject to "materiality" or "Material Adverse Effect" qualifiers shall be true and correct in all respects, and any minor update of or modification to the BioMarin Disclosure Letter made or purported to have been made after the date of this Agreement shall be disregarded).

            (b) Agreements and Covenants. BioMarin and BioMarin Nova Scotia each shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

            (c) No Material Adverse Change. There shall have occurred no Material Adverse Change with respect to BioMarin since the date of this Agreement.

            (d) Certificate. Glyko shall have received a certificate executed on behalf of BioMarin by its Chief Executive Officer confirming that the conditions set forth in Sections 7.2(a), (b) and (c) have been duly satisfied.

            (e) Legal Opinions. Glyko shall have received (i) an opinion of United States counsel to BioMarin, in form and substance reasonably satisfactory to Glyko, with respect to the matters set forth in Exhibit D to this Agreement and (ii) an opinion of Canadian counsel to BioMarin, in form and substance satisfactory to Glyko, with respect to the matters set forth in Exhibit E to this Agreement.

      7.3 Additional Conditions to the Obligations of BioMarin. The obligations of BioMarin to consummate and effect the Arrangement shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived in writing, exclusively by BioMarin:

            (a) Representations and Warranties. Each representation and warranty of Glyko contained in this Agreement (i) shall have been true and correct in all material respects as of the date of this Agreement and (ii) shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date except (A) for changes contemplated by this Agreement and (B) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct (subject to the qualifications as set forth in the preceding clause (A)) as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, any representations and warranties subject to "materiality" or "Material Adverse Effect" qualifiers shall be true and correct in all material respects and any minor update of or modification to the Glyko Disclosure Letter made or purported to have been made after the date of this Agreement shall be disregarded).

            (b) Agreements and Covenants. Glyko shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

            (c) Dissenters. Holders of no more than one (1) percent in the aggregate of the issued and outstanding Glyko Common Shares shall have exercised (and not withdrawn such exercise) Dissenters' Rights in respect of the Arrangement or the Continuance.

            (d) No Material Adverse Change. There shall have occurred no Material Adverse Change with respect to Glyko since the date of this Agreement.

            (e)   Certificates   and   Resignations.   BioMarin   shall   have
received:

                  (i) a certificate executed on behalf of Glyko by its Chairman confirming that the conditions set forth in Sections 7.3(a), (b), (c) and (d) have been duly satisfied; and

                  (ii)  the  written   resignations   of  all   directors  and
officers of Glyko, effective as of the Effective Time.

            (f) Legal Opinion. BioMarin shall have received (i) an opinion of United States counsel to Glyko, in form and substance reasonably satisfactory to BioMarin, with respect to the matters set forth in Exhibit F hereto and (ii) an opinion of Canadian counsel to Glyko, in form and substance reasonably satisfactory to BioMarin, with respect to the matters set forth in Exhibit G to this Agreement.


                                    ARTICLE 8

                        TERMINATION, AMENDMENT AND WAIVER

      8.1 Termination. This Agreement may be terminated at any time prior to the
Effective  Time,   whether  before  or  after  the  requisite  approval  of  the shareholders of Glyko or stockholders of BioMarin:

            (a) by mutual written consent duly authorized by the Boards of Directors of BioMarin and Glyko;

            (b) by either Glyko or BioMarin if the Arrangement shall not have been consummated by June 15, 2002 for any reason; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Arrangement to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

            (c) by either Glyko or BioMarin if a Governmental Body shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Arrangement, which order, decree, ruling or other action is final and nonappealable;

            (d) by either BioMarin or Glyko if (i) the Glyko Shareholders Meeting (including any adjournments or postponements thereof) shall have been held and completed and Glyko's shareholders shall have taken a final vote on a proposal to approve the Continuance and the Arrangement, and (ii) either the Continuance or the Arrangement shall not have been approved at such meeting by the Required Glyko Shareholder Vote (and shall not have been approved at any adjournment or postponement thereof);

            (e) by either BioMarin or Glyko if (i) the BioMarin Stockholders Meeting (including any adjournments or postponements thereof) shall have been held and completed and stockholders of BioMarin shall have taken a final vote on a proposal to approve the Arrangement including, without limitation, the issuance of BioMarin Common Stock in connection with the Arrangement, and (ii) such Arrangement including, without limitation, the issuance of BioMarin Common Stock, shall not have been approved at such meeting by the Required BioMarin Stockholder Vote (and shall not have been approved at any adjournment or postponement thereof);

            (f) by Glyko, upon a material breach of any representation, warranty, covenant or agreement on the part of BioMarin or BioMarin Nova Scotia set forth in this Agreement, or if any material representation or warranty of BioMarin or BioMarin Nova Scotia shall have become untrue, in either case such that the conditions set forth in Section 7.2(a) or Section 7.2(b) would not be satisfied as of the time of such breach or as of the time such material representation or warranty shall have become untrue, provided, that if such inaccuracy in BioMarin's representations and warranties or breach by BioMarin is curable by BioMarin through the exercise of its commercially reasonable efforts, then Glyko may not terminate this Agreement under this Section 8.1(f) for thirty
(30) days after delivery of written notice from Glyko to BioMarin of such breach, provided BioMarin continues to exercise commercially reasonable efforts to cure such breach (it being understood that Glyko may not terminate this Agreement pursuant to this Section 8.1(f) if it shall have materially breached this Agreement or if such breach by BioMarin is cured during such thirty (30)day period);

            (g) by BioMarin, upon a material breach of any representation, warranty, covenant or agreement on the part of Glyko set forth in this Agreement, or if any material representation or warranty of Glyko shall have become untrue, in either case such that the conditions set forth in Section 7.3(a) or Section 7.3(b) would not be satisfied as of the time of such breach or as of the time such material representation or warranty shall have become untrue, provided, that if such inaccuracy in Glyko's representations and warranties or breach by Glyko is curable by Glyko through the exercise of its commercially reasonable efforts, then BioMarin may not terminate this Agreement under this Section 8.1(g) for thirty (30) days after delivery of written notice from BioMarin to Glyko of such breach, provided Glyko continues to exercise commercially reasonable efforts to cure such breach (it being understood that BioMarin may not terminate this Agreement pursuant to this Section 8.1(g) if it shall have materially breached this Agreement or if such breach by Glyko is cured during such 30day period); or

            (h) by BioMarin, upon a breach of the provisions of Section 6.2 of this Agreement.

      8.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 8.1 will be effective immediately upon (or, if the termination is pursuant to

Section 8.1(f) or Section 8.1(g) and the proviso  therein is applicable,  thirty
(30) days after) the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect and no party shall have any further liability hereunder, except (i) as set forth in this Section 8.2, Section 8.3 and Article 9, each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any intentional or willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations (other than as set forth in Section 6.1(a)) shall survive termination of this Agreement in accordance with their terms.

      8.3   Fees and Expenses.


            (a) General. Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Arrangement is consummated.

            (b)   Glyko Payments.


                  (i) Glyko shall pay to BioMarin in immediately available funds, within two (2) business days after written demand by BioMarin, an amount equal to $1,000,000 (the "Termination Fee") if: (A) this Agreement is terminated by BioMarin pursuant to Section 8.1(g); or (B) this Agreement is terminated by Glyko or BioMarin pursuant to Section 8.1(d) and (1) an Acquisition Proposal shall have been publicly announced or otherwise communicated to the Board of Directors of Glyko or shareholders of Glyko after the date of this Agreement and prior to the Glyko Shareholders Meeting and (2) Glyko enters into a definitive agreement with respect to an Acquisition Transaction, or an Acquisition Transaction is otherwise consummated (provided that for the purposes of this Section 8.3 (b)(i)(B) the term "Acquisition Transaction" shall have the meaning ascribed to that term in Section 10.1, except that references to "20 percent" therein shall be deemed to be references to "50 percent"), after the date hereof and prior to the expiration of six (6) months following termination of this Agreement.

                  (ii) Glyko acknowledges that the agreements  contained in this
Section 8.3(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, BioMarin would not enter into this Agreement; accordingly, if Glyko fails to pay in a timely manner the amounts due pursuant to this Section 8.3(b) and, in order to obtain such payment, BioMarin makes a claim that results in a judgment against Glyko for the amounts set forth in this Section 8.3(b), Glyko shall pay to BioMarin its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 8.3(b) at the prime rate of UBS PaineWebber in effect on the date such payment was required to be made. Payment of the fees described in this Section 8.3(b) shall not be in lieu of damages incurred in the event of breach of this Agreement.

            (c)   BioMarin Payments.



                   (i) BioMarin shall pay to Glyko in immediately available funds, within two (2) business days after written demand by Glyko, the Termination Fee, if this Agreement is terminated by Glyko pursuant to Section 8.1(f). BioMarin may pay the Termination Fee to Glyko (without demand having been made by Glyko prior thereto) on not less than 10 business days' notice to Glyko.

                  (ii) BioMarin acknowledges that the agreements contained in this Section 8.3(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Glyko would not enter into this Agreement; accordingly, if BioMarin fails to pay in a timely manner the amounts due pursuant to this Section 8.3(c) and, in order to obtain such payment, Glyko makes a claim that results in a judgment against BioMarin for the amounts set forth in this Section 8.3(c), BioMarin shall pay to Glyko its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 8.3(c) at the prime rate of UBS PaineWebber in effect on the date such payment was required to be made. Payment of the fees described in this Section 8.3(c) shall not be in lieu of damages incurred in the event of breach of this Agreement.

      8.4 Amendment. This Agreement may be amended with the approval of the respective Boards of Directors of Glyko and BioMarin at any time (whether before or after the approval of the Arrangement by the shareholders of BioMarin or Glyko); provided, however, that after any such approval of the Arrangement by the shareholders of BioMarin or Glyko, no amendment shall be made which by law requires further approval of the shareholders of BioMarin or Glyko, as the case may be, without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      8.5 Extension; Waiver. At any time prior to the Effective Time, any party hereto may, to the extent legally permitted: (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto;
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                    ARTICLE 9

                               GENERAL PROVISIONS

      9.1 NonSurvival of Representations and Warranties. The representations and warranties of Glyko, BioMarin and BioMarin Nova Scotia contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

      9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered Personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

            (a)   if to BioMarin to:

                  BioMarin Pharmaceutical Inc.
                  371 Bel Marin Keys Boulevard
                  Suite 210
                  Novato, California 94949

                  Attention:        Fredric Price
                                    Chairman and Chief Executive Officer

                  Telephone No.:    (415) 8846715
                  Telecopy No.:     (415) 3827889

                  with a copy to:

                  Cassels Brock & Blackwell LLP
                  Scotia Plaza, Suite 2100
                  40 King Street West
                  Toronto, Ontario M5H 3C2

                  Attention:        Mark Bennett, Esq.

                  Telephone No.:    (416) 8695407
                  Telecopy No.:     (416) 3506933

                  and to:

                      Paul, Hastings, Janofsky & Walker LLP
                  555 South Flower Street
                  23rd Floor
                  Los Angeles, California  900712371

                  Attention:        Siobhan Burke, Esq.

                  Telephone No.:    (213) 6836282
                  Telecopy No.:     (213) 6270705

            (b)   if to Glyko, to:

                  Glyko Biomedical Ltd.
                  199 Bay Street
                  Box 25, Commerce Court West
                  Toronto, Ontario M5L 1A9

                  Attention:        Joerg Gruber
                                    Chairman

                  Telephone No.:    +44 (20) 73493101
                  Telecopy No.:     +44 (20) 73493140

                  with a copy to:

                  Blake, Cassels & Graydon LLP
                  199 Bay Street
                  Box 25, Commerce Court West
                  Toronto, Ontario M5L 1A9

                  Attention:        John A. Kolada, Esq.

                  Telephone No.:    (416) 8634171
                  Facsimile No.:    (416) 8632653

      9.3 Interpretation. When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words "include", "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation". The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an Entity, such reference shall be deemed to include the business of all direct and indirect Subsidiaries of such Entity. Reference to the Subsidiaries of an Entity shall be deemed to include all direct and indirect Subsidiaries of such Entity.

      9.4  Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

      9.5 Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including Glyko Disclosure Letter and the BioMarin Disclosure Letter (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement (other than as set forth in Section 6.1(a)); and (b) are not intended to confer upon any other Person any rights or remedies hereunder except as provided under
Section 6.10.

      9.6 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

      9.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the nonexclusive jurisdiction and venue of the state and federal courts located in the state of California; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the Northern District of California; (c); each of the parties hereby waives, and agrees not to assert in any such action, any claim that it is not personally subject to the jurisdiction of such court, that the action is brought in an inconvenient forum or that the venue of the action is improper; and (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 9.2.

      9.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

      9.9 Assignment. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that (i) neither this Agreement nor any of Glyko's rights hereunder may be assigned by Glyko without the prior written consent of BioMarin and (ii) neither this Agreement nor any of BioMarin's or BioMarin Nova Scotia's rights hereunder may be assigned by BioMarin or BioMarin Nova Scotia without the prior written consent of Glyko (other than an assignment to a direct or indirect whollyowned Subsidiary of BioMarin provided that such assignment shall not release BioMarin from liability hereunder), and any attempted assignment of this Agreement or any of such rights by Glyko or BioMarin and BioMarin Nova Scotia, as the case may be, without such consent or except as provided for herein shall be void and of no effect.

      9.10 WAIVER OF JURY TRIAL. EACH OF BIOMARIN, BIOMARIN NOVA SCOTIA AND GLYKO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT

OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF BIOMARIN, BIOMARIN NOVA SCOTIA AND GLYKO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

      9.11 Currency. Unless otherwise specified, all sums of money referred to in this Agreement are expressed in U.S. currency.

      9.12 Glyko Disclosure Letter. The Glyko Disclosure Letter shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Article 2 and Section 6.8, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered section in Article 2 and Section 6.8, and shall not be deemed to relate to or to qualify any other representation or warranty.

      9.13 BioMarin Disclosure Letter. The BioMarin Disclosure Letter shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Article 3, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered section in Article 3, and shall not be deemed to relate to or to qualify any other representation or warranty.

      9.14 Attorneys' Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder commenced or initiated after the Effective Date, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.


                                   ARTICLE 10

                             ADDITIONAL DEFINITIONS

      10.1  Additional Definitions.


            In this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the following meanings respectively:

      "Acquisition Proposal" means any offer, proposal or inquiry (other than an offer or proposal by BioMarin) contemplating or otherwise relating to any Acquisition Transaction.

      "Acquisition Transaction" means any transaction or series of transactions involving:

            (a) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (i) in which Glyko is a constituent company, or (ii) in which a Person or "group" (as defined in the United States 1934 Act) of Persons directly or indirectly acquires beneficial or record ownership of securities representing, or exchangeable for or convertible into, more than 20 percent of the outstanding securities of any class of voting securities of Glyko;

            (b) any sale, lease, exchange, transfer, license, acquisition or disposition of more than 20 percent of the assets of Glyko; or

            (c)   any liquidation or dissolution of Glyko.

      "Agreement" means this Acquisition Agreement for a Plan of Arrangement, as it may be amended from time to time.

      "Appropriate Regulatory Approvals" means those sanctions, rulings, consents, orders, exemptions, permits and other approvals (including the lapse, without objection, of a prescribed time under a statute or regulation that states that a transaction may be implemented if a prescribed time lapses following the giving of notice without an objection being made) of Governmental Bodies, regulatory agencies or selfregulatory organizations, as set out in Exhibit C to this Agreement.

      "Approvals" means franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders.

      "Arrangement" means a plan of arrangement under Section 192 of the CBCA on the terms and subject to the conditions set out in this Agreement and the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with the provisions of this Agreement or made at the direction of the Court in the Final Order.

      "Arrangement Resolution" means the special resolution of the holders of Glyko Common Shares approving the Arrangement to be substantially in the form and content of Exhibit A annexed hereto.

      "Articles of Arrangement" means the articles of arrangement of Glyko in respect of the Arrangement, required by the CBCA to be filed with the Director after the Final Order is made.

      "BioMarin Common Stock" means the common stock of BioMarin, par value $0.001 per share.

      "BioMarin Contract" means any Contract to which BioMarin or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound.

      "BioMarin Intellectual Property" means the Intellectual Property owned by BioMarin used in BioMarin's business as currently conducted and material thereto.

      "BioMarin's Knowledge" means the best of the knowledge of BioMarin, based upon the knowledge of any of the directors and officers of BioMarin after due and reasonable inquiry of such matter.

       "BioMarin Stockholders Meeting" means the meeting of the stockholders of BioMarin to consider and approve the issuance of BioMarin Common Stock in connection with the Arrangement and such other matters as may be necessary in connection with the other transactions contemplated by this Agreement.

      "Board of Directors" when used with respect to an Entity means the board of directors of such Entity.

      "Canadian GAAP" means those accounting principles generally recognized as being accepted in Canada from time to time as set out in the handbook published by the Canadian Institute of Chartered Accountants.

      "Canadian Securities Legislation" means the statutory securities laws in each province of Canada applicable to Glyko, together with the regulations promulgated thereunder, together with the rules, policies, orders and requirements of the securities regulatory authorities in each such province.

      "CBCA" means the Canada Business Corporations Act, as amended.

      "Commissions" means the securities commissions which administer Canadian Securities Legislation.

      "Consent" means any approval, consent, ratification, permission, waiver, permit or authorization (including any Governmental Authorization).

      "Continuance" means the discontinuance of Glyko under the CBCA pursuant to
Section 188 of the CBCA and the continuance of Glyko under the BC Act pursuant to Section 36 of the BC Act.

      "Continuance  Resolution"  means the special  resolution of the holders of
Glyko  Common  Shares   approving  the   Continuance  in  accordance   with  the
requirements of the CBCA.

      "Contract" means any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or commitment or undertaking of any nature.

      "Court" means the Ontario Superior Court of Justice.

      "Director" means the Director or other duly authorized person performing the duties as Director under the CBCA.

      "Dissenters' Rights" has the meaning ascribed thereto in section 1.6.

      "Dissenting Shares" has the meaning ascribed thereto in section 1.6.

      "Effective Date" means the date shown on the certificate of arrangement to be issued by the Director under the CBCA giving effect to the Arrangement.

      "Effective Time" has the meaning ascribed thereto in the Plan of Arrangement.

      "Encumbrance" means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

      "Entity" means any corporation (including any nonprofit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or other entity.

      "Environmental Laws" means all applicable Legal Requirements relating to the protection of the environment, including any such environmental laws relating to a discharge, spill, emission or other release, whether actual or potential, of any contaminant (as defined in the Environmental Protection Act (Ontario)) and any other applicable legislation, regulation or guideline, as well as any environmental order, directive or decision rendered by any Governmental Body.

      "Exchange Ratio" means the portion of a share of BioMarin Common Stock to be issued in exchange for each Glyko Common Share being equal to 11,367,617 divided by the total number of outstanding Glyko Common Shares as of the Effective Time.

      "Final Order" means the final order of the Court approving the Arrangement as such order may be amended at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed.

      "Glyko Common Shares" means the common shares of Glyko as currently constituted.

      "Glyko Contract" means any Contract to which Glyko is a party or by which Glyko is bound.

      "Glyko's Knowledge" means the actual knowledge (without independent inquiry) of the directors of Glyko.

      "Glyko Regulatory Reports" means all the filings and documents, including any schedules included therein, required to be filed by Glyko pursuant to Canadian Securities Legislation and the requirements of the TSE.

      "Glyko Shareholders Meeting" means the meeting of the shareholders of Glyko to consider the Continuance Resolution and the Arrangement Resolution.

      "Glyko Stock Option" means Options to acquire Glyko Common Shares pursuant to the Stock Option Plan.

      "Governmental Authorization" means any: (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification, exemption, order, approval or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

      "Governmental Body" means any: (a) nation, state, provincial, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, provincial, local, municipal, foreign or other government; or (c) governmental, quasigovernmental or regulatory authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, centre, organization, unit, body or Entity and any court or other tribunal and including the SEC, OSC, TSE, SWX Swiss Exchange and Nasdaq.

      "HSR Act" means the HartScottRodino Antitrust Improvements Act of 1976, as amended.

      "Implementation Time" has the meaning ascribed thereto in the Plan of Arrangement.

      "Intellectual   Property"  means  industrial  and  intellectual   property
including:

            (a) all registered or unregistered trademarks, trade names, business names, domain names, brand names, brands, designs, logos, identifying indicia and service marks, including any goodwill attaching thereto and all registrations and applications relating thereto (collectively, the "TradeMarks");

            (b) all inventions, patents, patent rights, patent applications (including all reissues, divisions, continuations, continuationsinpart and extensions of any patent or patent application), industrial designs and applications for registration of industrial designs;

            (c) all copyrights, registrations and applications for registration of copyrights and works of authorship including all computer programs (including source code), databases and related works; and

            (d) all processes, data, trade secrets, designs, knowhow, product information, manuals, technology, research and development reports, technical information, technical assistance, design specifications, and similar materials recording or evidencing expertise or proprietary information.

      "Interim Order" means the interim order of the Court in respect of the Arrangement, as contemplated by Section 1.3.

      "Joint Proxy Circular" means the notice of the Glyko Shareholders' Meeting and the notice of the BioMarin Stockholders' Meeting and accompanying management information circular and proxy statement to be sent to holders of Glyko Common Shares in connection with the Glyko Shareholders' Meeting and to be sent to holders of BioMarin Common Stock in connection with the BioMarin Stockholders' Meeting, including all appendices thereto.

      "Legal Proceeding" means any action, suit, litigation, arbitration or proceeding (including any civil, criminal, administrative, investigative or appellate proceeding) before any court or other Governmental Body or any arbitrator or arbitration panel.

      "Legal Requirement" means (i) any federal, state, provincial, regional, local, municipal, foreign or other law, statute, constitution, principle of common law, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body and
(ii) all requirements set forth in applicable Contracts.

      "License Agreements" has the meaning ascribed thereto in the definition of "Licensed Intellectual Property";

      "Licensed Intellectual Property" means all Intellectual Property used under licenses and other contracts granting a license or other right to use such Intellectual Property ("License Agreements");

      "Material Adverse Effect" or "Material Adverse Change", when used in connection with an Entity, means any change, event, violation, inaccuracy, circumstance or effect, individually or when aggregated with other changes, events, violations, inaccuracies, circumstances or effects (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in this Agreement but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties), that is or could reasonably be expected to be materially adverse to or have a material adverse effect on (a) the business, assets (including intangible assets), capitalization, condition, liabilities, financial performance or results of operations of such Entity and its Subsidiaries taken as a whole; provided, however, that no Material Adverse Effect or Material Adverse Change shall be deemed to have occurred solely as a result of any change in (i) the trading price of BioMarin Common Stock or Glyko Common Shares, respectively, that is unrelated to any change, event or circumstance materially adverse to the business, assets (including intangible assets), capitalization, condition, liabilities, financial performance or results of operations of BioMarin or Glyko, as the case may be, (ii) Canadian GAAP or U.S. GAAP or (iii) any federal, state, provincial, regional, local, municipal, foreign or other law, statute, constitution, principle of common law edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body or (b) the ability of the Entity or its Subsidiaries to consummate the Arrangement or any of the other transactions contemplated by this Agreement or to perform any of its obligations under this Agreement.

      "Material Contract" means and includes:

      (i) any Contract relating to the employment of, or the performance of services by, any employee or consultant; any Contract pursuant to which Glyko is or may become obligated to make any severance, termination or similar payment to any current or former employee or director; and any Contract pursuant to which Glyko is or may become obligated to make any bonus or similar payment (other than payments in respect of salary) in excess of $25,000 to any current or former employee or director;

      (ii) any Contract which provides for indemnification of any officer, director, employee or agent;

      (iii) any Contract imposing any restriction on the right or ability of Glyko (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, (C) to solicit, hire or retain any Person as an employee, consultant or independent contractor, (D) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person, (E) to perform services for any other Person, or (F) to transact business or deal in any other manner with any other Person;

      (iv) any Contract (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities, (B) providing any Person with any preemptive right, right of participation, right of maintenance or any similar right with respect to any securities, or
            (C) providing Glyko with any right of first refusal with respect to, or right to purchase or otherwise acquire, any securities;

      (v)   any Contract relating to any currency hedging;

      (vi)  any Contract imposing any confidentiality obligation on Glyko;

      (vii) any Contract (A) to which any Governmental Body is a party or under which any Governmental Body has any rights or obligations, or (B) directly or indirectly benefiting any Governmental Body (including any subcontract or other Contract between Glyko and any contractor or subcontractor to any Governmental Body);

      (viii)any Contract requiring that Glyko give any notice or provide any information to any Person prior to considering or accepting any Acquisition Proposal or similar proposal, or prior to entering into any discussions, agreement, arrangement or understanding relating to any Acquisition Transaction or similar transaction;

      (ix) any Contract that has a term of more than 60 days and that may not be terminated by Glyko (without penalty) within 60 days after the delivery of a termination notice by Glyko;

      (x) any Contract that contemplates or involves the payment or delivery of cash or other consideration in an amount or having a value in excess of $25,000 in the aggregate, or contemplates or involves the performance of services having a value in excess of $25,000 in the aggregate;

      (xi) any Contract (not otherwise identified in clauses "(i)" through "(x)" of this sentence) that could reasonably be expected to have a material effect on the business, condition, capitalization, assets, liabilities, operations or financial performance of Glyko or to any of the transactions contemplated by this Agreement; and

      (xii) any other Contract, if a breach of such Contract could reasonably be expected to have a Material Adverse Effect on Glyko.

      "Options"  means  and  includes,   in  respect  of  a  particular  Entity,
subscriptions, options, calls, warrants and other rights commitments or agreements of any character (whether or not currently exercisable) to acquire securities of the Entity in question.

      "OSC" means the Ontario Securities Commission.

      "Person" means any individual, Entity or Governmental Body.

      "Plan of Arrangement" means the plan of arrangement substantially in the form and content of Exhibit B annexed hereto and any amendments or variations thereto made in accordance with the provisions of this Agreement or made at the direction of the Court in the Final Order and which are acceptable to BioMarin and Glyko.

      "Registrar" means the Registrar of Companies or other duly authorized person performing the duties as registrar under the BC Act.

      "Representatives" means officers, directors, employees, agents, attorneys, auditors, advisors and representatives.

      "Required BioMarin Stockholder Vote" means the affirmative vote of at least a majority of the votes cast by holders of the outstanding BioMarin Common Stock voting on the resolution to approve the Arrangement including, without limitation, the issuance of the BioMarin Common Stock in connection with the Arrangement.

      "Required Glyko Shareholder Vote" means the affirmative vote of at least 66 2/3 percent of the votes cast by holders of the outstanding Glyko Common Shares voting on the Continuance Resolution and the Arrangement Resolution.

      "Return" means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

      "SEC" means the United States Securities and Exchange Commission.

      "Securities Exemption Orders" means discretionary orders of the Commissions exempting the trades contemplated by the Plan of Arrangement from the registration and prospectus requirements of applicable Canadian Securities Legislation, including but not limited to the distribution of BioMarin Common Stock, the distribution of any securities upon the conversion or exchange of such securities in accordance with their terms (including in connection with the replacement of the Glyko Stock Options), or the resale by holders of any securities distributed to them pursuant to the Arrangement or upon the conversion or exercise of any security issued to them pursuant to the Plan of Arrangement, including but not limited to the resale of BioMarin Common Stock.

      "Stock Option Plan" means the 1994 Glyko stock option plan, as amended.

      "Subsidiary" shall mean, with respect to any nonnatural Person, any other nonnatural Person in which such nonnatural Person then owns directly or indirectly shares of capital stock possessing 50% or more of the total combined voting power of all classes of stock of such other nonnatural Person.

      "Superior Offer" means an unsolicited, bona fide written offer made by a third party (other than BioMarin or its affiliates) which, if consummated, would result in such third party acquiring, directly or indirectly, securities representing more than 50 percent of the voting power of the shares of Glyko or the resulting Entity of such transaction or all or substantially all of the assets of Glyko, in each case on terms which the Board of Directors of Glyko reasonably determines (following receipt of advice of its financial advisors of nationally recognized reputation and outside counsel) to be more favourable to Glyko's shareholders than the terms of the Arrangement.

      "Tax" or "Taxes" refers to any and all federal, provincial, regional, state, municipal, local and foreign taxes, assessments and other governmental charges, tariffs, duties (including customs duties), levies, assessments, deficiencies, fees, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, capital gains, profits, sales, use and occupation, and value added, ad valorem, transfer, surtax, stamp, transfer, property, franchise, withholding, payroll, recapture, employment, excise, goods and services, health insurance, use, business, workers' compensation and property taxes and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body and any obligations under any agreements or arrangements with any other Person with respect to such amounts and including any liability for taxes of a predecessor Entity.

      "TSE" means the Toronto Stock Exchange.

      "U.S. Dollar Equivalent" has the meaning ascribed thereto in the Plan of Arrangement.

      "U.S.   GAAP"  means  United  States   generally   accepted   accounting
principles.

      "United States 1933 Act" means the United States Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

      "United States 1934 Act" means the United States Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

      "United  States  Code" means the United  States  Internal  Revenue Code of
1986,  as  amended,   together  with  the  rules  and  regulations   promulgated
thereunder.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.



                                    BIOMARIN PHARMACEUTICAL INC.

                                    By:    /s/ Christopher M. Starr, Ph.D.
                                    Name:  Christopher M. Starr, Ph.D.

                                    Title: Senior Vice President, R&D


                                    BIOMARIN ACQUISITION (NOVA SCOTIA)
                                     COMPANY

                                    By:    /s/ Christopher M. Starr, Ph.D.
                                    Name:  Christopher M. Starr, Ph.D.

                                    Title: President


                                    GLYKO BIOMEDICAL LTD.

                                    By:    /s/ Joerg Gruber
                                    Name:  Joerg Gruber

                                    Title: Chairman

                    Exhibit A Form of Arrangement Resolution

                             ARRANGEMENT RESOLUTION

                    SPECIAL RESOLUTION OF THE SHAREHOLDERS OF
                              GLYKO BIOMEDICAL LTD.


BE IT RESOLVED THAT:

1. The arrangement (the "Arrangement") under Section 192 of the Canada Business Corporations Act ("CBCA") involving Glyko Biomedical Ltd. ("Glyko"), BioMarin Pharmaceutical Inc. ("BioMarin") and BioMarin (Acquisition) Nova Scotia Company ("BioMarin Nova Scotia"), as more particularly described and set forth in the Management Proxy Circular of Glyko accompanying the notice of this meeting (as the Arrangement may be modified or amended) is hereby authorized, approved and adopted.

2. The plan of arrangement (the "Plan of Arrangement") involving Glyko, the full text of which is set out as Schedule B to the acquisition agreement made on February 6, 2001 among Glyko, BioMarin and BioMarin Nova Scotia (the "Acquisition Agreement"), (as the Plan of Arrangement may be or may have been amended) is hereby approved and adopted.

3. Notwithstanding that this resolution has been passed (and the Arrangement adopted) by the shareholders of Glyko or that the Arrangement has been approved by the Supreme Court of Ontario, the directors of Glyko are hereby authorized
(i) to amend the Acquisition Agreement to the extent permitted in the Acquisition Agreement and to amend the Plan of Arrangement to the extent permitted in the Plan of Arrangement and/or (ii) not to proceed with the Arrangement without further approval of the shareholders of Glyko, but only if the Acquisition Agreement is terminated in accordance with Article 8 thereof.

4. Any officer or director of Glyko is hereby authorized and directed for and on behalf of Glyko to execute, under the seal of Glyko or otherwise, and to deliver articles of arrangement and such other documents as are necessary or desirable to the Director under the CBCA in order to give effect to the foregoing resolution.

5. Any officer or director of Glyko is hereby authorized and directed for and on behalf of Glyko to execute or cause to be executed, under the seal of Glyko or otherwise, and to deliver or cause to be delivered, all such other documents and instruments and to perform or cause to be performed all such other acts and things as in such person's opinion may be necessary or desirable to give full effect to the foregoing resolution and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or the doing of any such act or thing.

                          Exhibit B Plan of Arrangement

                                     FORM OF
                      PLAN OF ARRANGEMENT UNDER SECTION 192
                     OF THE CANADA BUSINESS CORPORATIONS ACT

                                    ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

Section 1.01 Definitions. In this Plan of Arrangement the following words and phrases shall have the meanings hereinafter set forth:

(a)   "Act"  means  the  Canada  Business   Corporations   Act,   including  the
      regulations made thereunder, as now in effect and as it may be amended from time to time;

(b) "Acquisition Agreement" means the Acquisition Agreement for a Plan of Arrangement by and among BioMarin, BioMarin Nova Scotia and Glyko dated as of February 6, 2002, as the same may be amended, supplemented and/or restated from time to time;

(c) "Arrangement" means the arrangement contemplated herein to be made on the terms set out in this Plan subject to any amendments or variations thereto made in accordance with the Acquisition Agreement and the terms hereof or made at the direction of the Court in the Final Order;

(d) "Arrangement Resolution" means the special resolution in respect of the Arrangement to be considered and approved by Glyko Common Shareholders at the Meeting to be substantially in the form and content of Exhibit A annexed to the Acquisition Agreement;

(e) "Articles of Arrangement" means the articles of arrangement of Glyko in respect of the Arrangement that are required by the Act to be sent to the Director after the Final Order is made;

(f)   "BioMarin" means BioMarin Pharmaceutical Inc., a Delaware corporation;

(g) "BioMarin Common Stock" means the shares of common stock par value U.S.$0.001 per share of BioMarin as currently constituted;

(h) "BioMarin Nova Scotia" means BioMarin Acquisition (Nova Scotia) Company, an unlimited liability company incorporated under the Companies Act (Nova Scotia);

(i) "BioMarin Average Trading Price" means the average closing price of shares of BioMarin Common Stock on Nasdaq during a period of 20 consecutive trading days ending on the second trading day immediately preceding the Effective Date;

(j)   "Board of Directors" means the board of directors of Glyko;

(k) "Business Day" means any day other than a Saturday, a Sunday or a day when banks are not open for business in either San Francisco, California or Toronto, Ontario;

(l) "Canadian Dollar Equivalent" means, in respect of an amount expressed in a currency other than Canadian dollars (the "Foreign Currency
      Amount") at any date the product obtained by multiplying (a) the Foreign Currency Amount by (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, if such spot exchange rate is not available, such exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose;

(m) "Certificate of Arrangement" means the certificate of arrangement endorsed upon the Articles of Arrangement of Glyko by the Director;

(n) "Circular" means the notice of the Meeting and accompanying management information circular, including the schedules attached thereto and all amendments from time to time made thereto, to be sent to Glyko Common Shareholders in connection with the Meeting;

(o) "Continuance Resolution" means the special resolution in respect of the continuance of Glyko under the laws of British Columbia to be considered and approved by Glyko Common Shareholders at the Meeting;

(p)   "Court" means the Supreme Court of Ontario;

(q) "Depositary" means Computershare Trust Company at its offices located in Toronto, Ontario;

(r) "Director" means the Director appointed pursuant to Section 260 of the Act;

(s)   "Dissent  Rights"  shall have the  meaning  ascribed  thereto in Section
      3.01;

(t) "Dissenting Shareholder" means a Glyko Common Shareholder who dissents in respect of the Arrangement Resolution in strict compliance with the Dissent Rights;

(u) "Dissenting Shares" means the shares of any Glyko Common Shareholder who has demanded and perfected Dissent Rights in respect of such Glyko Common Shares in accordance with the Interim Order and the Act and who, as of the Effective Time, has not effectively withdrawn or lost such Dissent Rights;

(v)   "Effective Date" means the date of the Certificate of Arrangement;

(w)   "Effective Time" means 12:01 a.m. (Eastern time) on the Effective Date;

(x)   "Exchange Ratio" means 0.3309,  subject to adjustment in accordance with
      Section 2.03;

(y) "Final Order" means the final order of the Court approving the Arrangement as such order may be amended by the Court at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, such order as affirmed;

(z) "Glyko" means Glyko Biomedical Ltd., a corporation incorporated under the Act;

(aa) "Glyko Common Shareholders" means the registered holders of Glyko Common Shares;

(bb) "Glyko Common Shares" means the common shares in the capital of Glyko as constituted immediately prior to the Implementation Time;

(cc) "Glyko Options" means all unexpired options to purchase Glyko Common Shares outstanding immediately prior to the Implementation Time;

(dd) "Governmental Body" means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, provincial, local, municipal, foreign or other government; or (c) governmental, quasigovernmental or regulatory authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, centre, organization, unit, body or other person and any court or other tribunal);

(ee) "Implementation Time" means 12:01 a.m. (Pacific time) on the date that is the earlier of (a) the date that Glyko is continued under the laws of British Columbia, (b) the date upon which the Board of Directors resolves to implement the Arrangement, which in no event may be prior to the Effective Date or (c) the date that is 10 days following the Effective Date;

(ff) "Interim Order" means the interim order of the Court, as the same may be amended, in respect of the Arrangement;

(gg) "Letter of Transmittal" means the Letter of Transmittal for use by Glyko Common Shareholders, in the form accompanying the Circular;

(hh) "Meeting" means the special meeting of Glyko Common Shareholders, and all adjournments and postponements thereof, called and held to, among other things, consider and approve the Continuance Resolution and the Arrangement Resolution;

(ii)  "Nasdaq" means the Nasdaq National Market;

(jj) "person" means and includes any individual, corporation (including any nonprofit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization, or Governmental Body;

(kk) "Replacement Option" shall have the meaning ascribed thereto in Section 2.02(c);

(ll) "this Plan", "Plan of Arrangement", "hereof", "herein", "hereto" and like references mean and refer to this plan of arrangement; and

(mm) "U.S. Dollar Equivalent" means, in respect of an amount expressed in Canadian dollars at any date, the product obtained by multiplying: (a) the number of Canadian dollars, by (b) the noon spot exchange rate on such date for such Canadian dollars expressed in United States dollars as reported by the Bank of Canada or, if such spot exchange rate is not available, such exchange rate on such date for Canadian dollars expressed in United States dollars as may be deemed by the Board of Directors to be appropriate for such purpose.

Words and phrases used herein that are defined in the Act or the Acquisition Agreement and not defined herein shall have the same meaning herein as in the Act or the Acquisition Agreement, as applicable, unless the context otherwise requires.

Section 1.02 Interpretation Not Affected By Headings, etc. The division of this Plan into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

Section 1.03 Gender and Number. Unless the context requires the contrary, words importing the singular only shall include the plural and vice versa and words importing the use of any gender shall include all genders.

Section 1.04 Date for Any Action. In the event that the date on which any action is required to be taken hereunder by any of the parties is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

Section 1.05 Governing Law. This Plan of Arrangement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

                                    ARTICLE 2
                                   ARRANGEMENT

Section 2.01 Binding Effect. This Plan of Arrangement will become effective at, and be binding at and after, the Effective Time on (i) BioMarin, (ii) BioMarin Nova Scotia, (iii) Glyko, (iv) all Glyko Common Shareholders, and (v) all holders of Glyko Options.

Section 2.02 Arrangement. Beginning at the Implementation Time, the following events or transactions shall occur and shall be deemed to occur in the following sequence without any further act or formality:

(a) each Glyko Common Share issued and outstanding immediately prior to the Implementation Time, other than any Dissenting Shares, will be automatically exchanged, subject to the provisions hereof, such that such Glyko Common Shares will be transferred to BioMarin Nova Scotia in exchange for the delivery by BioMarin Nova Scotia to the former holders of such Glyko Common Shares of that portion of a share of BioMarin Common Stock equal to the Exchange Ratio and each Glyko Common Shareholder shall cease to be a holder of Glyko Common Shares and the name of each such holder shall be removed from the register of Glyko Common Shareholders and added to the register of holders of BioMarin Common Stock (whereupon there shall be no Glyko Common Shareholders other than BioMarin Nova Scotia);

(b) in the event of an entitlement to receive a fraction of a share of BioMarin Common Stock, such holder shall have the rights provided for in
      Section 4.06; and

(c) each Glyko Option shall be exchanged for an option (a "Replacement Option") to purchase a number of shares of BioMarin Common Stock equal to the product of the Exchange Ratio and the number of Glyko Common Shares issuable pursuant to such Glyko Option, whether exercisable or unexerciseable, immediately prior to the Implementation Time, rounded down to the nearest whole number of shares. Such Replacement Option will provide for an exercise price per share of BioMarin Common Stock equal to the U.S. Dollar Equivalent (calculated on the date of the Implementation Time) of the per share exercise price of such Glyko Option divided by the Exchange Ratio, rounded up to the nearest whole cent. The term and vesting schedule of such Replacement Option shall be equivalent to those of the Glyko Option it replaces, except for such changes as are triggered by the entry by Glyko into this Plan of Arrangement. In such case any document or agreement evidencing a replaced Glyko Option shall be terminated.

Subject to Section 2.03, the maximum number of shares of BioMarin Common Stock issuable in connection with the exchange of Glyko Common Shares for BioMarin Common Stock shall be 11,367,617 and, if the number of Glyko Common Shares outstanding at the Implementation Time would result in a greater number of shares of BioMarin Common Stock being issuable, then the Exchange Ratio shall be adjusted accordingly.

Section 2.03 Adjustment to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into BioMarin Common Stock or Glyko Common Shares), cash dividends, reorganization, recapitalization, combination, exchange of shares or other like change with respect to BioMarin Common Stock or Glyko Common Shares occurring after the date of the Acquisition Agreement and prior to the Implementation Time.


                                    ARTICLE 3
                                RIGHTS OF DISSENT

Section 3.01 Rights of Dissent. Glyko Common Shareholders may in connection with the Arrangement exercise rights of dissent with respect to such shares pursuant to and in the manner set forth in Section 190 of the Act as the same may be modified by the Interim Order or the Final Order (the "Dissent Rights"). Glyko Common Shareholders who duly exercise such Dissent Rights and who:

(a) are ultimately determined to be entitled to be paid fair value for their Glyko Common Shares shall be deemed to have transferred such Glyko Common Shares to Glyko without any further act or formality and free and clear of all liens and encumbrances and such shares shall be cancelled at the Implementation Time; or

(b) are ultimately determined not to be entitled, for any reason, to be paid fair value for their Glyko Common Shares shall be deemed to have participated in the Arrangement on the same basis as a nondissenting holder of Glyko Common Shares and shall receive BioMarin Common Stock on the basis determined in accordance with Section 2.02(a), but in no case shall BioMarin, BioMarin Nova Scotia, Glyko or any other person be required to recognize such holders as Glyko Common Shares after the Implementation Time, and the names of such holders of Glyko Common Shareholders shall be deleted from the register of holders of Glyko Common Shares at the Implementation Time. Any Glyko Shareholders who duly exercise Dissent Rights and who are ultimately determined to be paid fair value for their Glyko Common Shares shall be paid solely from the assets of Glyko.

                                    ARTICLE 4
                        CERTIFICATE AND FRACTIONAL SHARES

Section 4.01 Issuance of Certificates Representing Shares of BioMarin Common Stock. Promptly after the Implementation Time, BioMarin shall cause BioMarin Nova Scotia to make available to the Depositary, for exchange in accordance with
Article 2, the BioMarin Common Stock issuable in accordance with the terms of the Arrangement and cash in an amount sufficient for payment in lieu of fractional shares also in accordance with the terms of the Arrangement. Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Implementation Time represented Glyko Common Shares, together with such other documents and instruments as would have been required to effect the transfer of the shares formerly represented by such certificate under the Act and the bylaws of Glyko and such additional documents and instruments as Glyko, BioMarin Nova Scotia and the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall forthwith deliver to such holder, a certificate representing that number (rounded down to the nearest whole number) of shares of BioMarin Common Stock which such holder has the right to receive (together with any dividends or distributions with respect thereto pursuant to Section 4.05 and any cash in lieu of fractional shares of BioMarin Common Stock pursuant to
Section 4.06, less any amounts withheld pursuant to Section 5.01), and any certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Glyko Common Shares prior to the Implementation Time that is not registered in the transfer records of Glyko, a certificate representing the proper number of shares of BioMarin Common Stock may be issued to the transferee if the certificate representing such Glyko Common Shares is presented to the Depositary, accompanied by all documents required to evidence and effect such transfer. Until surrendered as contemplated by this Section 4.01, each certificate which immediately prior to the Implementation Time represented Glyko Common Shares that were exchanged for shares of BioMarin Common Stock shall be deemed at all times after the Implementation Time to represent only the right to receive upon such surrender (i) the certificate representing shares of BioMarin Common Stock as contemplated by this Section 4.01, (ii) a cash payment in lieu of any fractional BioMarin Common Stock as contemplated by Section 4.06 and (iii) any dividends or distributions with a record date after the Implementation Time theretofore paid or payable with respect to BioMarin Common Stock as contemplated by Section 4.05.

Section 4.02 Delivery of Letter of Transmittal. At the time of mailing the Circular or as soon as practicable after the Effective Date, Glyko shall forward to each Glyko Common Shareholder at the address of such holder as it appears on the register maintained by or on behalf of Glyko in respect of the holders of Glyko Common Shares, a copy of the Letter of Transmittal and instructions for obtaining delivery of the BioMarin Common Stock issuable and payable to such holders pursuant to the Plan.

Section 4.03 Expiration of Rights. Any certificates formerly representing Glyko Common Shares that, following the Effective Date, are not deposited with the Depositary, together with a duly executed Letter of Transmittal, and such other documents as the Depositary deems necessary, on or before the sixth anniversary of the Effective Date, shall cease to represent a right or claim of any kind or nature and the right of the holder of such securities to receive BioMarin Common Stock as provided for in the Acquisition Agreement, shall be deemed to be surrendered to BioMarin Nova Scotia together with all dividends or distributions thereon held for such holder, for no consideration, and such BioMarin Common Stock shall thereupon be cancelled and the name of the former registered holder shall be removed from the register of holders of BioMarin Common Stock.

Section 4.04 Entitlement to Options. As soon as practicable after the Effective Date, the holders of outstanding Glyko Options shall be provided with documentation evidencing Replacement Options in accordance with the provisions of Section 2.02(c).

Section 4.05 Distributions with Respect to Unsurrendered Certificates. No dividends or other distributions declared or made after the Effective Date with respect to BioMarin Common Stock with a record date after the Effective Date shall be paid to the holder of any unsurrendered certificate which immediately prior to the Effective Date represented outstanding Glyko Common Shares that were exchanged for BioMarin Common Stock pursuant to the procedures set out in
Article 2, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 4.06, unless and until the holder of record of such certificate shall surrender such certificate in accordance with Section
4.01. Subject to applicable law, at the time of such surrender of any such certificate (or, in the case of clause (iii) below, at the appropriate payment date), there shall be paid to the record holder of the certificates representing whole shares of BioMarin Common Stock, without interest (i) the amount of any cash payable in lieu of a fractional BioMarin Common Share to which such holder is entitled pursuant to Section 4.06, (ii) the amount of dividends or other distributions with a record date after the Effective Date theretofore paid with respect to such BioMarin Common Stock, and (iii) on the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Date but prior to surrender and a payment date subsequent to surrender payable with respect to such BioMarin Common Stock.

Section 4.06 No Fractional Shares. No fraction of a share of BioMarin Common Stock shall be issued by virtue of the Arrangement, no dividend, stock split or other change in the capital structure of BioMarin shall relate to any such fraction and any fractional interests shall not entitle the owner thereof to vote or to exercise any rights as a security holder of BioMarin. In lieu thereof, each Glyko

Common Shareholder who would otherwise be entitled to a fraction of a share of BioMarin Common Stock (after aggregating all fractional shares of BioMarin Common Stock that would otherwise be received by such holder) shall, upon surrender of such holder's certificate(s) representing Glyko Common Shares receive from BioMarin Nova Scotia an amount of cash (rounded to the nearest whole cent), without interest, equal to the product (or, at the option of BioMarin Nova Scotia, the Canadian Dollar Equivalent of the product) of such fraction and the BioMarin Average Trading Price.

Section 4.07 Lost Certificates. In the event any certificate which immediately prior to the Implementation Time represented outstanding Glyko Common Shares that were exchanged pursuant to Section 2.02 shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, certificates representing shares of BioMarin Common Stock (and any dividends or distributions with respect thereto and any cash pursuant to Section 4.05) deliverable in respect thereof as determined in accordance with Section 2.02. When seeking such issuance and/or payment in exchange for any lost, stolen or destroyed certificate, the person to whom certificates representing shares of BioMarin Common Stock are to be issued shall, at the discretion of BioMarin Nova Scotia and Glyko, as a condition precedent to the issuance thereof, give a bond satisfactory to BioMarin Nova Scotia and Glyko, in such sum as BioMarin Nova Scotia and Glyko may reasonably direct as indemnity against any claim that may be made against BioMarin Nova Scotia or Glyko or the Depositary with respect to the certificate alleged to have been lost, stolen or destroyed.

                                    ARTICLE 5
                               WITHHOLDING RIGHTS

Section 5.01 Withholding Rights. Each of Glyko, BioMarin Nova Scotia and the Depositary shall be entitled to deduct and withhold from the consideration payable or otherwise deliverable pursuant to this Arrangement to any holder or former holder of Glyko Common Shares such amount as may be required by law (as advised by outside tax counsel for BioMarin) to be deducted or withheld therefrom under the United States Code or under any provision of United States or Canadian federal, state, provincial, regional, local or foreign tax law, including the Income Tax Act (Canada), or under any other applicable legal requirement. To the extent that amounts are so deducted or withheld, such amounts shall be treated for all purposes hereof as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such amounts are actually remitted to the appropriate taxing authority in accordance with applicable law and that such holder has been provided forthwith with a receipt evidencing such remittance. BioMarin, BioMarin Nova Scotia, Glyko and the Depositary are hereby authorized to sell or otherwise dispose of such portion of such consideration as is necessary to provide sufficient funds to BioMarin, BioMarin Nova Scotia, Glyko or the Depositary, as the case may be, net of expenses, in order to enable it to comply with such deduction or withholding requirement and BioMarin, BioMarin Nova Scotia, Glyko or the Depositary shall give an accounting to the holder with respect thereto and any balance of such proceeds of sale.

                                    ARTICLE 6
                                   AMENDMENTS

Section 6.01      Amendment of the Arrangement.

(a) Glyko reserves the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time provided that any such amendment, modification, or supplement must be contained in a written document which is (i) agreed to by BioMarin and BioMarin Nova Scotia, (ii) filed with the Court and, if made following the Meeting, approved by the Court and (iii) communicated to holders of Glyko Common Shares in the manner if and as required by the Court.

(b) Any amendment, modification or supplement to this Plan of Arrangement may be proposed by Glyko at any time prior to or at the Meeting (provided that BioMarin and BioMarin Nova Scotia shall have consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the persons voting at the Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

(c) Any amendment, modification or supplement to this Plan of Arrangement which is approved by the Court following the Meeting shall be effective only (i) if it is consented to by Glyko, (ii) if it is agreed to by BioMarin and BioMarin Nova Scotia, and (iii) if required by the Court, it is consented to by holders of Glyko Common Shares voting in the manner directed by the Court.

Any amendment, modification or supplement to this Plan of Arrangement may be made following the Effective Date by Glyko, provided that (i) it is agreed to by BioMarin and BioMarin Nova Scotia and (ii) it concerns a matter which, in the reasonable opinion of Glyko, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the financial or economic interests of the holders of Glyko Common Shares or Glyko Options.

                                    ARTICLE 7
                                     GENERAL

Section 7.01 Further Assurances. Notwithstanding that the transactions and events set out herein shall occur and be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the parties to the Acquisition Agreement shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order further to document or evidence any of the transactions or events set out herein.

Section 7.02 Paramountcy. From and after the Effective Time (i) this Plan of Arrangement shall take precedence and priority over any and all Glyko Common Shares or Glyko Options issued or granted prior to the Effective Time, (ii) the rights and obligations of the Glyko Common Shareholders, the holders of Glyko Options and any trustee and transfer agent therefor, shall be solely as provided for in this Plan of Arrangement, and (iii) all actions, causes of actions, claims or proceedings (actual or contingent, and whether or not previously asserted) based on or in any way relating to Glyko Common Shares or Glyko Options shall be deemed to have been settled, compromised, released and determined without liability except as set forth herein.

Section  7.03  Continuance.   Subject  to  the  approval  of  the  Glyko  Common
Shareholders, the Director and the Registrar under the Company Act (British Columbia), Glyko shall be continued under the laws of British Columbia as soon as is practicable following the Effective Time.

                   Exhibit C Appropriate Regulatory Approvals

1.    Approval of The Toronto Stock Exchange in respect of the Arrangement.

2. Consent of the Director under the Securities Act (Ontario) to the Continuance.

3. Approval of the Registrar under the Company Act (British Columbia) to the Continuance.

4. Approval of the Director under the Canada Business Corporations Act to the Continuance.

            Exhibit D Form of Legal Opinion of BioMarin U.S. Counsel

                 FORM OF BIOMARIN'S UNITED STATES LEGAL OPINION (all terms not otherwise defined herein shall have the meanings ascribed to such terms in the Acquisition Agreement)

1. BioMarin has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, with corporate power to own its property and conduct its business as described in its most recently filed annual report on Form 10K.

2. BioMarin has all requisite corporate power and authority to enter into the acquisition agreement for plan of arrangement among BioMarin, BioMarin Nova Scotia and Glyko (the "Agreement") and to consummate the transactions contemplated thereby.

3. BioMarin has duly executed and delivered the Agreement and has taken all necessary corporate action to authorize and approve the execution, delivery and performance of the Agreement by BioMarin and the consummation of the transactions contemplated thereby and the Agreement constitutes a valid and binding obligation of BioMarin enforceable against it in accordance with its terms.

4. The Agreement constitutes a valid and binding obligation of BioMarin Nova Scotia enforceable against it in accordance with its terms.

5. The execution, delivery and performance by BioMarin of the Agreement and the consummation by BioMarin of the transactions contemplated thereby: (a) require no action by or in respect of, or filing with, any United States federal governmental body, agency or authority other than such as may have been taken by or filed pursuant to the Securities Act, and the rules and regulations of the SEC thereunder; and (b) do not contravene or conflict with the articles of incorporation or bylaws of BioMarin.

6. The BioMarin Common Stock to be issued pursuant to the Agreement is duly authorized and, when issued in accordance with the terms of the Agreement, will be validly issued as fully paid and nonassessable shares.

7. The offer and sale of the BioMarin Common Shares to be issued pursuant to the terms of the Agreement at the Effective Time are exempt from registration under the United States 1933 Act pursuant to Section 3(a)(10) thereunder.

          Exhibit E Form of Legal Opinion of BioMarin Canadian Counsel

                   FORM OF BIOMARIN'S CANADIAN LEGAL OPINION (all terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement for Plan of Arrangement)

1. BioMarin Nova Scotia is duly incorporated as an unlimited company under the laws of the Province of Nova Scotia and has not been dissolved.

2. BioMarin Nova Scotia has all requisite corporate power, authority and capacity to own, lease and operate its property and assets and to conduct its business and to execute and deliver the acquisition agreement for plan of arrangement among BioMarin, BioMarin Nova Scotia and Glyko (the "Agreement") and to perform its obligations thereunder and to consummate the Arrangement and the other transactions contemplated by the Agreement.

3. The execution and delivery of the Agreement by BioMarin Nova Scotia and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of BioMarin Nova Scotia.

4. The Agreement has been duly executed and delivered by BioMarin Nova Scotia and constitutes a valid and binding obligation of BioMarin Nova Scotia enforceable against it in accordance with its terms.

5. The execution, delivery and performance of the Agreement by BioMarin Nova Scotia, the consummation of the transactions contemplated thereby by BioMarin Nova Scotia and the compliance with the provisions thereof by BioMarin Nova Scotia will not: (i) constitute or result in any violation of the terms or provisions of the organizational documents of BioMarin Nova Scotia; or (ii) contravene any laws of the Province of Nova Scotia, the Province of Ontario or the federal laws of Canada applicable therein.

6. The execution, delivery and performance of the Agreement by BioMarin, the consummation of the transactions contemplated thereby by BioMarin and the compliance with the provisions thereof by BioMarin will not contravene any laws of the Province of Ontario or the federal laws of Canada applicable therein.

7. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or governmental authority or instrumentality, domestic or foreign, which has not been obtained or made, is required to be obtained by BioMarin Nova Scotia in connection with the execution and delivery of the Agreement or the consummation of the transactions contemplated thereby.

8. The authorized capital stock of BioMarin Nova Scotia consists of an unlimited number of common shares of which o common shares are outstanding as validly issued, fully paid and nonassessable shares.

9. No document is required to be filed, no proceeding is required to be taken and no approval, permit, consent, order or authorization is required to be obtained to permit the issue of the BioMarin

Common Stock to holders of Glyko Common Shares resident in Canada or the first trade of the BioMarin Common Stock received by such residents as a result of the Arrangement, other than filings which have been made, proceedings which have been taken or approvals, permits, consents, orders or authorization which have been obtained (subject to usual qualifications and based on the Securities Exemption Orders, if applicable).

              Exhibit F Form of Legal Opinion of Glyko U.S. Counsel

                   FORM OF GLYKO'S UNITED STATES LEGAL OPINION (all terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement for Plan of Arrangement)

1. The Agreement constitutes a valid and binding obligation of Glyko enforceable against it in accordance with its terms.

            Exhibit G Form of Legal Opinion of Glyko Canadian Counsel

                     FORM OF GLYKO'S CANADIAN LEGAL OPINION (all terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement for Plan of Arrangement)


1. Glyko is a company continued under the Company Act (British Columbia) and is validly existing and in good standing with respect to the filing of annual returns.

2. Glyko has all requisite corporate power and capacity to own, lease and operate its property and assets and to conduct its business and to execute and deliver the acquisition agreement for plan of arrangement among BioMarin, BioMarin Nova Scotia and Glyko (the "Agreement") and to perform its obligations thereunder and to consummate the Arrangement and the other transactions contemplated by the Agreement.

3. The execution and delivery of the Agreement by Glyko and the consummation by Glyko of the Arrangement and the other transactions contemplated thereby and by the Agreement has been duly authorized by all necessary corporate action on the part of Glyko.

4. The Agreement has been duly executed and, to the extent delivery is governed by the laws of Ontario and Canada, delivered by Glyko.

5. The execution, delivery and performance of the Agreement by Glyko, the consummation of the Arrangement and the other transactions contemplated by the Agreement by Glyko and the compliance with the provisions thereof by Glyko did not and will not: (i) constitute or result in any violation of the terms or provisions of the articles and bylaws of Glyko; or (ii) contravene any laws of the Province of Ontario or the federal laws of Canada applicable therein.

6. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or governmental authority which has not been obtained or made, is required to be obtained by Glyko in connection with the execution and delivery of the Agreement or the consummation of the Arrangement and the other transactions contemplated by the Agreement.

7. Immediately prior to the Effective Time, the authorized capital stock of Glyko consisted of an unlimited number of common shares, of which o common shares were outstanding.